EXHIBIT 4.2


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              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                   (Depositor)

                                       and

                             COLUMN FINANCIAL, INC.
                                    (Seller)

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                        MORTGAGE LOAN PURCHASE AGREEMENT

                          Dated as of December 1, 2004

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                                TABLE OF CONTENTS



Section 1.    Transactions on or Prior to the Closing Date.................
Section 2.    Closing Date Actions.........................................
Section 3.    Conveyance of Mortgage Loans.................................
Section 4.    Depositor's Conditions to Closing............................
Section 5.    Seller's Conditions to Closing...............................
Section 6.    Representations and Warranties of Seller.....................
Section 7.    Obligations of Seller........................................
Section 8.    Crossed Mortgage Loans.......................................
Section 9.    Rating Agency Fees; Costs and Expenses Associated with a
               Defeasance..................................................
Section 10.   Representations and Warranties of Depositor..................
Section 11.   Survival of Certain Representations, Warranties and
               Covenants...................................................
Section 12.   Transaction Expenses.........................................
Section 13.   Recording Costs..............................................
Section 14.   Notices......................................................
Section 15.   Examination of Mortgage Files................................
Section 16.   Successors...................................................
Section 17.   Governing Law................................................
Section 18.   Severability.................................................
Section 19.   Further Assurances...........................................
Section 20.   Counterparts.................................................
Section 21.   Treatment as Security Agreement..............................
Section 22.   Recordation of Agreement.....................................


Schedule I    Schedule of Transaction Terms

Schedule II   Mortgage Loan Schedule for Column Loans

Schedule III  Mortgage Loans Constituting Mortgage Groups

Schedule IV   Mortgage Loans with Lost Mortgage Notes

Schedule V    Exceptions with Respect to Seller's Representations and Warranties

Exhibit A     Representations and Warranties of Seller Regarding the Mortgage
              Loans

Exhibit B     Form of Lost Mortgage Note Affidavit

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                        MORTGAGE LOAN PURCHASE AGREEMENT

            This Mortgage Loan Purchase Agreement (this "Agreement"), dated as of December 1, 2004, is made by and between COLUMN FINANCIAL, INC., a Delaware corporation ("Seller"), and CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., a Delaware corporation ("Depositor").

                                   RECITALS

            I. Capitalized terms used herein without definition have the meanings ascribed to them in the Schedule of Transaction Terms attached hereto as Schedule I, which is incorporated herein by this reference, or, if not defined therein, in the Pooling and Servicing Agreement.

            II. On the Closing Date, and on the terms set forth herein, Seller has agreed to sell to Depositor and Depositor has agreed to purchase from Seller the mortgage loans identified on the schedule (the "Mortgage Loan Schedule") annexed hereto as Schedule II (each such mortgage loan, a "Mortgage Loan" and, collectively, the "Mortgage Loans"). Depositor intends to deposit the Mortgage Loans and other assets into a trust fund (the "Trust Fund") created pursuant to the Pooling and Servicing Agreement and to cause the issuance of the Certificates.

                                    AGREEMENT

            NOW, THEREFORE, on the terms and conditions set forth below and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Depositor and Seller agree as follows:

            Section 1. Transactions on or Prior to the Closing Date. On or prior to the Closing Date, Seller shall have delivered the Mortgage Files with respect to each Mortgage Loan to Wells Fargo Bank, N.A., as trustee (the "Trustee"), against receipt by Seller of a trust receipt, pursuant to an arrangement between Seller and the Trustee.

            Section 2. Closing Date Actions. The sale of the Mortgage Loans shall take place on the Closing Date, subject to and simultaneously with the deposit of the Mortgage Loans into the Trust Fund, the issuance of the Certificates and the sale of (a) the Publicly Offered Certificates by Depositor to the Underwriters pursuant to the Underwriting Agreement and (b) the Private Certificates by Depositor to the Initial Purchaser pursuant to the Certificate Purchase Agreement. The closing (the "Closing") shall take place at the offices of Cadwalader, Wickersham & Taft LLP, 100 Maiden Lane, New York, New York 10038, or such other location as agreed upon between the parties hereto. On the Closing Date, the following actions shall take place in sequential order on the terms set forth herein:

            (i) Seller shall sell to Depositor, and Depositor shall purchase from Seller, the Mortgage Loans pursuant to this Agreement for the Mortgage Loan Purchase Price (as defined herein). The Mortgage Loan Purchase Price shall be paid by Depositor to Seller by wire transfer in immediately available funds to an account designated by Seller on or prior to the Closing Date (or, by such other method as shall be mutually acceptable to Depositor and Seller). The "Mortgage Loan Purchase Price" paid by Depositor shall be equal to the amount that the Depositor and the Seller have mutually agreed upon (which amount includes, without limitation, accrued interest).

            (ii) Pursuant to the terms of the Pooling and Servicing Agreement, Depositor shall sell all of its right, title and interest in and to the Mortgage Loans to the Trustee for the benefit of the Holders of the Certificates.

            (iii) Depositor shall sell to the Underwriters, and the Underwriters shall purchase from Depositor, the Publicly Offered Certificates pursuant to the Underwriting Agreement, and Depositor shall sell to the Initial Purchaser, and the Initial Purchaser shall purchase from Depositor, the Private Certificates pursuant to the Certificate Purchase Agreement.

            (iv) The Underwriters will offer the Publicly Offered Certificates for sale to the public pursuant to the Prospectus and the Prospectus Supplement and the Initial Purchaser will privately place certain classes of the Private Certificates pursuant to the Offering Circular.

            Section 3. Conveyance of Mortgage Loans. On the Closing Date, Seller shall sell, convey, assign and transfer, without recourse except as provided herein, to Depositor, free and clear of any liens, claims or other encumbrances, all of Seller's right, title and interest in, to and under: (i) each of the Mortgage Loans identified on the Mortgage Loan Schedule; and (ii) all property of Seller described in Section 21(b) of this Agreement, including, without limitation, (A) all scheduled payments of interest and principal due on or with respect to the Mortgage Loans after the Cut-off Date and (B) all other payments of interest, principal or yield maintenance charges received on or with respect to the Mortgage Loans after the Cut-off Date, other than any such payments of interest or principal or yield maintenance charges that were due on or prior to the Cut-off Date. The Mortgage File for each Mortgage Loan shall consist of the following documents:

            (a) each original Note (or with respect to those Mortgage Loans listed in Schedule IV hereto, a "lost note affidavit" substantially in the form of Exhibit B hereto and a true and complete copy of the Note), bearing, or accompanied by, all prior and intervening endorsements, assignments or allonges showing a complete chain of endorsement or assignment from the Mortgage Loan Originator either in blank or to the Seller, and further endorsed by the Seller, on its face or by allonge attached thereto, without recourse, in blank or to the order of the Trustee in the following form: "Pay to the order of Wells Fargo Bank, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-C5, without recourse, representation or warranty, express or implied";

            (b) a duplicate original Mortgage or a counterpart thereof or, if such Mortgage has been returned by the related recording office, (A) an original, (B) a certified copy or (C) a copy thereof from the applicable recording office, and originals or counterparts (or originals or copies of certified copies from the applicable recording office) of any intervening assignments thereof from the Mortgage Loan Originator to the Seller, in each case in the form submitted for recording or, if recorded, with evidence of recording indicated thereon;

            (c) an original assignment of Mortgage, in recordable form (except for any missing recording information and, if applicable, completion of the name of the assignee), from the Seller (or the Mortgage Loan Originator), either in blank or to "Wells Fargo Bank, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-C5";

            (d) an original, counterpart or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage), and the originals, counterparts or copies of any intervening assignments thereof from the Mortgage Loan Originator of the Loan to the Seller, in each case in the form submitted for recording or, if recorded, with evidence of recording thereon;

            (e) an original assignment of any related Assignment of Leases (if such item is a document separate from the Mortgage and to the extent not already assigned pursuant to clause (c) above), in recordable form (except for any missing recording information and, if applicable, completion of the name of the assignee), from the Seller (or the Mortgage Loan Originator), either in blank or to "Wells Fargo Bank, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-C5";

            (f) an original or true and complete copy of any related Security Agreement (if such item is a document separate from the Mortgage), and the originals or copies of any intervening assignments thereof from the Mortgage Loan Originator to the Seller;

            (g) an original assignment of any related Security Agreement (if such item is a document separate from the Mortgage and to the extent not already assigned pursuant to clause (c) above), from the Seller (or the Mortgage Loan Originator), either in blank or to "Wells Fargo Bank, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-C5," which assignment may be included as part of an omnibus assignment covering other documents relating to the Mortgage Loan (provided that such omnibus assignment is effective under applicable law);

            (h) originals or copies of all (A) assumption agreements, (B) modifications, (C) written assurance agreements and (D) substitution agreements, together with any evidence of recording thereon or in the form submitted for recording, in those instances where the terms or provisions of the Mortgage, Note or any related security document have been modified or the Mortgage Loan has been assumed;

            (i) the original lender's title insurance policy or a copy thereof (together with all endorsements or riders that were issued with or subsequent to the issuance of such policy), or if the policy has not yet been issued, the original or a copy of a binding written commitment (which may be a pro forma or specimen title insurance policy which has been accepted or approved in writing by the related title insurance company) or interim binder that is marked as binding and countersigned by the title company, insuring the priority of the Mortgage as a first lien on the related Mortgaged Property, relating to such Mortgage Loan;

            (j) the original or a counterpart of any guaranty of the obligations of the Borrower under the Mortgage Loan;

            (k) certified or other copies of all UCC Financing Statements and continuation statements which show the filing or recording thereof or copies thereof in the form submitted for filing or recording sufficient to perfect (and maintain the perfection of) the security interest held by the Mortgage Loan Originator (and each assignee of record prior to the Trustee) in and to the personalty of the Borrower at the Mortgaged Property that is described in the related Mortgage or a separate security agreement, and original UCC Financing Statement assignments in a form suitable for filing or recording, sufficient to transfer such UCC Financing Statements to the Trustee;

            (l) the original or copy of the power of attorney (with evidence of recording thereon) granted by the Borrower if the Mortgage, Note or other document or instrument referred to above was not signed by the Borrower;

            (m) with respect to any debt of a Borrower permitted under the related Mortgage Loan, an original or copy of a subordination agreement, standstill agreement or other intercreditor, co-lender or similar agreement relating to such other debt, if any, including (as applicable) any Intercreditor Agreement, mezzanine loan documents or preferred equity documents, together with, if the Mortgage Loan is an A Loan, a copy of the Note for each related B Loan;

            (n) with respect to any Cash Collateral Accounts and Lock-Box Accounts, an original or copy of any related cash collateral control agreement or lock-box control agreement, as applicable, and a copy of the UCC Financing Statements, if any, submitted for filing with respect to the Seller's security interest in the Cash Collateral Accounts and Lock-Box Accounts and all funds contained therein (together with UCC Financing Statement assignments in a form suitable for filing or recording, sufficient to transfer such UCC Financing Statements to the Trustee on behalf of the Certificateholders);

            (o) an original or copy of any related Loan Agreement (if separate from the related Mortgage), and an original or copy of any related Lock-Box Agreement or Cash Collateral Agreement (if separate from the related Mortgage and Loan Agreement);

            (p) the originals of letters of credit, if any, relating to the Mortgage Loan;

            (q) any related environmental insurance policies and any environmental guaranty or indemnity agreements or copies thereof;

            (r) the original ground lease, if any, and any amendments, modifications or extensions thereto, and any ground lease estoppel, or a copy of any of the foregoing;

            (s) copies of franchise agreements and franchisor comfort letters, if any, for hospitality properties; and

            (t) if applicable (and not for purposes of the Seller's delivery obligations), the original or a counterpart of any post-closing agreement relating to any modification, waiver or amendment of any term of any Mortgage Loan (including fees charged the Borrower) required to be added to the Mortgage File pursuant to Section 3.20(i) of the Pooling and Servicing Agreement.

            Notwithstanding the foregoing, in the event that, in connection with any Mortgage Loan, the Seller cannot deliver, or cause to be delivered, an original, counterpart or certified copy, as applicable, of any of the documents and/or instruments required to be delivered pursuant to clauses (b), (d), (h),
(k) (other than assignments of UCC Financing Statements to be recorded or filed in accordance with the transfer contemplated by this Agreement), (l) and (n) (other than assignments of UCC Financing Statements to be recorded or filed in accordance with the transfer contemplated by this Agreement) above with evidence of recording or filing thereon on the Closing Date, solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, then the Seller: (i) shall deliver, or cause to be delivered, to the Trustee a duplicate original or true copy of such document certified by the applicable public recording or filing office, the applicable title insurance company or the Seller to be a true and complete duplicate original or copy of the original thereof submitted for recording or filing; and (ii) shall deliver, or cause to be delivered, to the Trustee either the original of such non-delivered document or instrument, or a photocopy thereof (certified by the appropriate public recording or filing office to be a true and complete copy of the original thereof submitted for recording or filing), with evidence of recording or filing thereon, within 120 days of the Closing Date, which period may be extended up to two times, in each case for an additional period of 45 days (provided that the Seller, as certified in writing to the Trustee prior to each such 45-day extension, is in good faith attempting to obtain from the appropriate county recorder's office such original or photocopy). Compliance with this paragraph will satisfy the Seller's delivery requirements under this Section 3 with respect to the subject document(s).

            Notwithstanding the foregoing, in the event that, in connection with any Mortgage Loan, the Seller cannot deliver, or cause to be delivered, an original, counterpart or certified copy, as applicable, of any of the documents and/or instruments required to be delivered pursuant to clauses (b), (d), (h),
(k) (other than assignments of UCC Financing Statements to be recorded or filed other than in accordance with the transfer contemplated by this Agreement), (l) and (n) (other than assignments of UCC Financing Statements to be recorded or filed in accordance with the transfer contemplated by this Agreement) above with evidence of recording or filing thereon, for any other reason, including without limitation, that such non-delivered document has been lost, the delivery requirements of this Agreement shall be deemed to have been satisfied and such non-delivered document shall be deemed to have been included in the related Mortgage File if a photocopy of such non-delivered document (with evidence of recording or filing thereon and certified by the appropriate recording or filing office to be a true and complete copy of the original thereof as filed or recorded) is delivered to the Trustee on or before the Closing Date.

            Notwithstanding the foregoing, in the event that the Seller cannot deliver any UCC Financing Statement assignment with the filing information of the related UCC Financing Statement with respect to any Mortgage Loan, solely because such UCC Financing Statement has not been returned by the public filing office where such UCC Financing Statement has been delivered for filing, the Seller shall so notify the Trustee and shall not be in breach of its obligations with respect to such delivery, provided that the Seller promptly forwards such UCC Financing Statement to the Trustee upon its return, together with the related original UCC Financing Statement assignment in a form appropriate for filing.

            The Seller may, at its sole cost and expense, but is not obligated to, engage a third party contractor to prepare or complete in proper form for filing or recording any and all assignments of Mortgage, assignments of Assignments of Leases and assignments of UCC Financing Statements to the Trustee to be delivered pursuant to clauses (c), (e), (k) and (n) above (collectively, the "Assignments"), to submit the Assignments for filing and recording, as the case may be, in the applicable public filing and recording offices and to deliver those Assignments to the Trustee or its designee as those Assignments (or certified copies thereof) are received from the applicable filing and recording offices with evidence of such filing or recording indicated thereon. In the event the Seller engages a third party contractor as contemplated in the immediately preceding sentence, the rights, duties and obligations of the Seller pursuant to this Agreement remain binding on such Seller; and, if the Seller does not engage a third party as contemplated by the immediately preceding sentence, then the Seller will still be liable for recording and filing fees and expenses of the Assignments as and to the extent contemplated by Section 13 hereof.

            Within ten (10) Business Days after the Closing Date, the Seller shall deliver the Servicer Files with respect to each of the Mortgage Loans to the Master Servicer under the Pooling and Servicing Agreement on behalf of the Trustee in trust for the benefit of the Certificateholders. Each such Servicer File shall contain all documents and records in the Seller's possession relating to such applicable Mortgage Loans (including reserve and escrow agreements, rent rolls, leases, environmental and engineering reports, third-party underwriting reports, appraisals, surveys, legal opinions, estoppels, financial statements, operating statements and any other information provided by the respective Borrower from time to time, but excluding any draft documents, attorney/client privileged communications and documents prepared by the Seller or any of its Affiliates solely for internal communication, credit underwriting or due diligence analyses (other than the underwriting information contained in the related underwriting memorandum or asset summary report prepared by the Seller in connection with the preparation of Exhibit A-1 to the Prospectus Supplement)) that are not required to be a part of a Mortgage File in accordance with the definition thereof, together with copies of all instruments and documents which are required to be a part of the related Mortgage File in accordance with the definition thereof.

            In addition, with respect to each Mortgage Loan as to which any Additional Collateral is in the form of a letter of credit as of the Closing Date, the Seller shall cause to be prepared, executed and delivered to the issuer of each such letter of credit such notices, assignments and acknowledgements as are required under such letter of credit to assign, without recourse, to, and vest in, the Trustee (whether by actual assignment or by amendment of the letter of credit) the Seller's rights as the beneficiary thereof and drawing party thereunder. The designated beneficiary under each letter of credit referred to in the preceding sentence shall be the Trustee.

            For purposes of this Section 3, and notwithstanding any contrary provision hereof or of the definition of "Mortgage File", if there exists with respect to any group of Crossed Mortgage Loans only one original or certified copy of any document or instrument described in the definition of "Mortgage File" which pertains to all of the Crossed Mortgage Loans in such group of Crossed Mortgage Loans, the inclusion of the original or certified copy of such document or instrument in the Mortgage File for any of such Crossed Mortgage Loans and the inclusion of a copy of such original or certified copy in each of the Mortgage Files for the other Crossed Mortgage Loans in such group of Crossed Mortgage Loans, shall be deemed the inclusion of such original or certified copy, as the case may be, in the Mortgage File for each such Crossed Mortgage Loan.

            The Seller shall, promptly after the Closing Date, but in all events within three (3) Business Days after the Closing Date, cause all funds on deposit in escrow accounts maintained with respect to the Mortgage Loans in the name of the Seller or any other name, to be transferred to the Master Servicer (or a Sub-Servicer at the direction of the Master Servicer) for deposit into Servicing Accounts.

            The Trustee, as assignee or transferee of Depositor, shall be entitled to all scheduled principal payments due after the Cut-off Date, all other payments of principal due and collected after the Cut-off Date, and all payments of interest on the Mortgage Loans, minus that portion of any such payment which is allocable to the period on or prior to the Cut-off Date. All scheduled payments of principal due on or before the Cut-off Date and collected after the Cut-off Date, together with the accompanying interest payments, shall belong to Seller.

            Upon the sale of the Mortgage Loans from Seller to Depositor pursuant hereto, the ownership of each Mortgage Note, the Mortgage and the contents of the related Mortgage File shall be vested in Depositor and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of Seller as seller of the Mortgage Loans hereunder, exclusive in each case of records and documents that are not required to be delivered hereunder by Seller, shall immediately vest in Depositor. All Monthly Payments, Principal Prepayments and other amounts received by Seller and not otherwise belonging to Seller pursuant to this Agreement shall be sent by Seller within three (3) Business Days after Seller's receipt thereof to the Master Servicer via wire transfer for deposit by the Master Servicer into the Collection Account.

            Upon sale of Certificates representing at least 10% of the fair value of all the Certificates to unaffiliated third parties, Seller shall, under generally accepted accounting principles ("GAAP"), report its transfer of the Mortgage Loans to the Depositor, as provided herein, as a sale of the Mortgage Loans to the Depositor in exchange for the consideration specified in Section 2 hereof. In connection with the foregoing, upon sale of Certificates representing at least 10% of the fair value of all the Certificates to unaffiliated third parties, Seller shall cause all of its financial and accounting records to reflect such transfer as a sale (as opposed to a secured loan). Regardless of its treatment of the transfer of the Mortgage Loans to the Depositor under GAAP, Seller shall at all times following the Closing Date cause all of its records and financial statements and any relevant consolidated financial statements of any direct or indirect parent to clearly reflect that the Mortgage Loans have been transferred to the Depositor and are no longer available to satisfy claims of Seller's creditors.

            After Seller's transfer of the Mortgage Loans to Depositor, as provided herein, Seller shall not take any action inconsistent with Depositor's ownership (or the ownership by any of the Depositor's assignees) of the Mortgage Loans. Except for actions that are the express responsibility of another party hereunder or under the Pooling and Servicing Agreement, and further except for actions that Seller is expressly permitted to complete subsequent to the Closing Date, Seller shall, on or before the Closing Date, take all actions required under applicable law to effectuate the transfer of the Mortgage Loans by Seller to Depositor.

            Section 4. Depositor's Conditions to Closing. The obligations of Depositor to purchase the Mortgage Loans and pay the Mortgage Loan Purchase Price at the Closing Date under the terms of this Agreement are subject to the satisfaction of each of the following conditions at or before the Closing:

            (a) Each of the obligations of the Seller required to be performed by it on or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects; all of the representations and warranties of Seller under this Agreement (subject to the exceptions in the Exception Report) shall be true and correct in all material respects as of the Closing Date; and no event shall have occurred with respect to the Seller or any of the Mortgage Loans and related Mortgage Files which, with notice or the passage of time, would constitute a material default under this Agreement; and Depositor shall have received certificates to the foregoing effect signed by authorized officers of Seller.

            (b) Depositor, or if directed by Depositor, the Trustee or the Depositor's attorneys, shall have received in escrow, all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to the Depositor and the Seller, duly executed by all signatories other than Depositor, as required pursuant to the respective terms thereof:

            (i) the Mortgage Files, subject to the proviso to the first sentence of Section 1 of this Agreement, which shall have been delivered to and held by the Trustee on behalf of Seller;

            (ii) the Mortgage Loan Schedule;

            (iii) the certificate of the Seller confirming its representations and warranties set forth in Section 6 (subject to the exceptions in the Exception Report) as of the Closing Date;

            (iv) an opinion or opinions of Seller's counsel, dated the Closing Date, covering various corporate matters and such other matters as shall be reasonably required by the Depositor;

            (v) such other certificates of Seller's officers or others and such other documents to evidence fulfillment of the conditions set forth in this Agreement as Depositor or its counsel may reasonably request; and

            (vi) all other information, documents, certificates, or letters with respect to the Mortgage Loans or Seller and its Affiliates as are reasonably requested by the Depositor in order for the Depositor to perform any of it obligations or satisfy any of the conditions on its part to be performed or satisfied pursuant to any sale of Mortgage Loans by the Depositor as contemplated herein.

            (c) The Seller shall have performed or complied with all other terms and conditions of this Agreement which it is required to perform or comply with at or before the Closing and shall have the ability to perform or comply with all duties, obligations, provisions and terms which it is required to perform or comply with after the Closing.

            (d) If requested, the Seller shall have delivered to the Trustee, on or before the Closing Date, five limited powers of attorney in favor of the Trustee and Special Servicer empowering the Trustee and, in the event of the failure or incapacity of the Trustee, the Special Servicer, to record, at the expense of the Seller, any Mortgage Loan Documents required to be recorded and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage Files. If requested by the Trustee or the Special Servicer after the Closing Date, the Seller shall deliver to the Trustee or the Special Servicer, as applicable, the powers of attorney described in the prior sentence in form and substance reasonably acceptable to the requesting party.

            (e) The Seller shall have paid or caused to be paid upfront all the annual fees of each Rating Agency allocable to the Mortgage Loans.

            Section 5. Seller's Conditions to Closing. The obligations of Seller under this Agreement shall be subject to the satisfaction, on the Closing Date, of the following conditions:

            (a) Each of the obligations of Depositor required to be performed by it on or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects; and all of the representations and warranties of Depositor under this Agreement shall be true and correct in all material respects as of the Closing Date; and no event shall have occurred with respect to Depositor which, with notice or the passage of time, would constitute a material default under this Agreement, and Seller shall have received certificates to that effect signed by authorized officers of Depositor.

            (b) Seller shall have received all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to Seller and Depositor, duly executed by all signatories other than Seller, as required pursuant to the respective terms thereof:

                  (A) an officer's certificate of Depositor, dated as of the
            Closing Date, with the resolutions of Depositor authorizing the transactions set forth therein, together with copies of the charter, by-laws and certificate of good standing dated as of a recent date of Depositor; and

                  (B) such other certificates of its officers or others, such opinions of Depositor's counsel and such other documents required to evidence fulfillment of the conditions set forth in this Agreement as Seller or its counsel may reasonably request.

            (c) The Depositor shall have performed or complied with all other terms and conditions of this Agreement which it is required to perform or comply with at or before the Closing and shall have the ability to perform or comply with all duties, obligations, provisions and terms which it is required to perform or comply with after Closing.

            Section 6. Representations and Warranties of Seller. (a) Seller represents and warrants to Depositor as of the date hereof, as follows:

            (i) Seller is duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware. Seller has conducted and is conducting its business so as to comply in all material respects with all applicable statutes and regulations of regulatory bodies or agencies having jurisdiction over it, except where the failure so to comply would not have a materially adverse effect on the performance by Seller of this Agreement, and there is no charge, investigation, action, suit or proceeding before or by any court, regulatory authority or governmental agency or body pending or, to the knowledge of Seller, threatened, which is reasonably likely to materially and adversely affect the performance by Seller of this Agreement or the consummation of transactions contemplated by this Agreement.

            (ii) Seller has the full power, authority and legal right to hold, transfer and convey the Mortgage Loans owned by it and to execute and deliver this Agreement (and all agreements and documents executed and delivered by Seller in connection herewith) and to perform all transactions of Seller contemplated by this Agreement (and all agreements and documents executed and delivered by Seller in connection herewith). Seller has duly authorized the execution, delivery and performance of this Agreement (and all agreements and documents executed and delivered by Seller in connection herewith), and has duly executed and delivered this Agreement (and all agreements and documents executed and delivered by Seller in connection herewith). This Agreement (and each agreement and document executed and delivered by Seller in connection herewith), assuming due authorization, execution and delivery thereof by each other party thereto, constitutes the legal, valid and binding obligation of Seller enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, fraudulent transfer, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally, by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and by considerations of public policy.

            (iii) Neither the execution, delivery and performance of this Agreement, nor the fulfillment of or compliance with the terms and conditions of this Agreement by Seller, will (A) conflict with or result in a breach of any of the terms, conditions or provisions of Seller's organizational documents; (B) conflict with, result in a breach of, or constitute a default or result in an acceleration under, any agreement or instrument to which Seller is now a party or by which it (or any of its properties) is bound if compliance therewith is necessary (1) to ensure the enforceability of this Agreement or (2) for Seller to perform its duties and obligations under this Agreement (or any agreement or document executed and delivered by Seller in connection herewith); (C) conflict with or result in a breach of any legal restriction if compliance therewith is necessary (1) to ensure the enforceability of this Agreement or (2) for Seller to perform its duties and obligations under this Agreement (or any agreement or document executed and delivered by Seller in connection herewith); (D) result in the violation of any law, rule, regulation, order, judgment or decree to which Seller or its property is subject if compliance therewith is necessary (1) to ensure the enforceability of this Agreement or (2) for Seller to perform its duties and obligations under this Agreement (or any agreement or document executed and delivered by Seller in connection herewith); or (E) result in the creation or imposition of any lien, charge or encumbrance that would have a material adverse effect upon Seller's ability to perform its duties and obligations under this Agreement (or any agreement or document executed and delivered by Seller in connection herewith), or materially impair the ability of the Depositor to realize on the Mortgage Loans owned by Seller.

            (iv) Seller is solvent and the sale of Mortgage Loans (1) will not cause Seller to become insolvent and (2) is not intended by Seller to hinder, delay or defraud any of its present or future creditors. After giving effect to its transfer of the Mortgage Loans, as provided herein, the value of Seller's assets, either taken at their present fair saleable value or at fair valuation, will exceed the amount of Seller's debts and obligations, including contingent and unliquidated debts and obligations of Seller, and Seller will not be left with unreasonably small assets or capital with which to engage in and conduct its business. Seller does not intend to, and does not believe that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature. No proceedings looking toward liquidation, dissolution or bankruptcy of the Seller are pending or contemplated.

            (v) No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over Seller is required for
      (A) Seller's execution, delivery and performance of this Agreement (or any agreement or document executed and delivered by Seller in connection herewith), (B) Seller's transfer and assignment of the Mortgage Loans, or
      (C) the consummation by Seller of the transactions contemplated by this Agreement (or any agreement or document executed and delivered by Seller in connection herewith) or, to the extent so required, such consent, approval, authorization, order, registration, filing or notice has been obtained, made or given (as applicable), except that Seller may not be duly qualified to transact business as a foreign corporation or licensed in one or more states if such qualification or licensing is not necessary to ensure the enforceability of this Agreement (or any agreement or document executed and delivered by Seller in connection herewith).

            (vi) In connection with its sale of the Mortgage Loans, Seller is receiving new value. The consideration received by Seller upon the sale of the Mortgage Loans owned by it constitutes at least fair consideration and reasonably equivalent value for the Mortgage Loans.

            (vii) Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant of Seller contained in this Agreement (or any agreement or document executed and delivered by Seller in connection herewith).

            (viii) There are no actions, suits or proceedings pending or, to Seller's knowledge, threatened in writing against Seller which are reasonably likely to draw into question the validity of this Agreement (or any agreement or document executed and delivered by Seller in connection herewith) or which, either in any one instance or in the aggregate, are reasonably likely to materially impair the ability of Seller to perform its duties and obligations under this Agreement (or any agreement or document executed and delivered by Seller in connection herewith).

            (ix) Seller's performance of its duties and obligations under this Agreement (and each agreement or document executed and delivered by Seller in connection herewith) is in the ordinary course of business of Seller and Seller's transfer, assignment and conveyance of the Mortgage Loans pursuant to this Agreement are not subject to the bulk transfer or similar statutory provisions in effect in any applicable jurisdiction. The Mortgage Loans do not constitute all or substantially all of Seller's assets.

            (x) Seller has not dealt with any Person that may be entitled, by reason of any act or omission of Seller, to any commission or compensation in connection with the sale of the Mortgage Loans to the Depositor hereunder except for (A) the reimbursement of expenses as described herein or otherwise in connection with the transactions described in Section 2 hereof and (B) the commissions or compensation owed to the Underwriters or the Initial Purchaser.

            (xi) Seller is not in default or breach of any agreement or instrument to which Seller is now a party or by which it (or any of its properties) is bound which breach or default would materially and adversely affect the ability of Seller to perform its obligations under this Agreement.

            (xii) The representations and warranties contained in Exhibit A hereto, subject to the exceptions in the Exception Report, are true and correct in all material respects as of the date hereof (or, in each case, as of such other date specifically set forth in the subject representation and warranty) with respect to the Mortgage Loans identified on Schedule II.

            (b) The Seller hereby agrees that it shall be deemed to make, as of the date of substitution, to and for the benefit of the Trustee as the holder of the Mortgage Loan to be replaced, with respect to any replacement mortgage loan (a "Replacement Mortgage Loan") that is substituted for a Mortgage Loan affected by a Material Defect or a Material Breach, pursuant to Section 7 of this Agreement, each of the representations and warranties set forth in Exhibit A hereto (subject to exceptions disclosed at such time) (references therein to "Closing Date" being deemed to be references to the "date of substitution" and references therein to "Cut-off Date" being deemed to be references to the "most recent due date for the subject Replacement Mortgage Loan on or before the date of substitution"). From and after the date of substitution, each Replacement Mortgage Loan, if any, shall be deemed to constitute a "Mortgage Loan" hereunder for all purposes.

            Section 7. Obligations of Seller. Each of the representations and warranties contained in or required to be made by Seller pursuant to Section 6 of this Agreement shall survive the sale of the Mortgage Loans and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Notes and notwithstanding subsequent termination of this Agreement or the Pooling and Servicing Agreement. The representations and warranties contained in or required to be made by Seller pursuant to Section 6 of this Agreement shall not be impaired by any review or examination of the Mortgage Files or other documents evidencing or relating to the Mortgage Loans or any failure on the part of Depositor to review or examine such documents and shall inure to the benefit of the initial transferee of the Mortgage Loans from Depositor including, without limitation, the Trustee for the benefit of the Holders of the Certificates, notwithstanding any restrictive or qualified endorsement on any Note, assignment of Mortgage or reassignment of Assignment of Leases but shall not inure to the benefit of any subsequent transferee thereafter.

            If the Seller receives notice of a breach of any of the representations or warranties contained in Exhibit A hereto and made by the Seller with respect to any Mortgage Loan listed on Schedule II hereto, as of the date hereof in Section 6(a)(xii) or as of the Closing Date pursuant to Section 4(b)(iii), or with respect to any Replacement Mortgage Loan, as of the date of substitution pursuant to Section 6(b) (in any such case, a "Breach"), or receives notice that (A) any document required to be included in the Mortgage File related to any Mortgage Loan is not in the Trustee's possession within the time period required herein or (B) such document has not been properly executed or is otherwise defective on its face (the circumstances in the foregoing clauses (A) and (B), in each case, a "Defect" (including the "Defects" described below) in the related Mortgage File), and if such Breach or Defect, as the case may be, materially and adversely affects the value of the related Mortgage Loan or the interests of the Certificateholders therein (any Breach or Defect that materially and adversely affects the value of the related Mortgage Loan or the interests of the Certificateholders therein, a "Material Breach" and a "Material Defect", respectively), then the Seller shall, upon request of the Depositor, the Trustee, the Master Servicer or the Special Servicer, not later than the earlier of 90 days from the receipt by the Seller of such request (subject to the second succeeding paragraph, the "Initial Resolution Period"): (i) cure such Material Breach or Material Defect, as the case may be, in all material respects; (ii) repurchase the affected Mortgage Loan at the applicable Purchase Price (as defined in the Pooling and Servicing Agreement); or (iii) substitute, in accordance with the Pooling and Servicing Agreement, one or more Qualified Substitute Mortgage Loans (as defined in the Pooling and Servicing Agreement) for such affected Mortgage Loan (provided that in no event shall any substitution occur later than the second anniversary of the Closing Date) and pay the Master Servicer for deposit into the Collection Account any Substitution Shortfall Amount (as defined in the Pooling and Servicing Agreement) in connection therewith; provided, however, that if (i) such Material Breach or Material Defect is capable of being cured but not within the Initial Resolution Period, (ii) such Material Breach or Material Defect does not cause the related Mortgage Loan not to be a "qualified mortgage" (within the meaning of Section 860G(a) 3) of the Code), (iii) the Seller has commenced and is diligently proceeding with the cure of such Material Breach or Material Defect within the Initial Resolution Period and (iv) the Seller has delivered to the Rating Agencies, the Master Servicer, the Special Servicer and the Trustee an Officer's Certificate that describes the reasons that the cure was not effected within the Initial Resolution Period and the actions that it proposes to take to effect the cure and that states that it anticipates the cure will be effected within the additional 90-day period, then the Seller shall have an additional 90 days to cure such Material Defect or Material Breach. With respect to any substitution of one or more Qualified Substitute Mortgage Loans for a Mortgage Loan hereunder, (A) no such substitution may be made in any calendar month after the Determination Date for such month; (B) scheduled payments of principal and interest due with respect to the Qualified Substitute Mortgage Loan(s) after the related date of substitution shall be part of the Trust Fund; and (C) scheduled payments of principal and interest due with respect to such Qualified Substitute Mortgage Loan(s) on or prior to the related date of substitution shall not be part of the Trust Fund, and the Seller shall be entitled to receive such payments promptly following receipt by the Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement.

            Any of the following will cause a document in the Mortgage File to be deemed to have a "Defect" and to be conclusively presumed to materially and adversely affect the interests of Certificateholders in and the value of a Mortgage Loan: (a) the absence from the Mortgage File of the original signed Note, unless the Mortgage File contains a signed lost note affidavit and indemnity; (b) the absence from the Mortgage File of the original signed Mortgage, unless there is included in the Mortgage File a certified copy of the Mortgage as recorded or as sent for recordation, together with a certificate stating that the original signed Mortgage was sent for recordation, or a copy of the Mortgage and the related recording information; (c) the absence from the Mortgage File of the item called for by clause (i) of the definition of Mortgage File in Section 3; (d) the absence from the Mortgage File of any intervening assignments required to create an effective assignment to the Trustee on behalf of the Trust, unless there is included in the Mortgage File a certified copy of the intervening assignment and a certificate stating that the original intervening assignments were sent for recordation; (e) the absence from the Mortgage File of any required original letter of credit, provided that such Defect may be cured by any substitute letter of credit or cash reserve on behalf of the related Borrower; or (f) the absence from the Mortgage File of the original or a copy of any required ground lease.

            Any Defect or Breach which causes any Mortgage Loan not to be a "qualified mortgage" (within the meaning of Section 860G(a) 3) of the Code) shall be deemed to materially and adversely affect the interest of Certificateholders therein and the Initial Resolution Period for the affected Mortgage Loan shall be 90 days following the earlier of (a) notice to Seller of the discovery of such Defect or Breach by any party to the Pooling and Servicing Agreement or (b) Seller's discovery of such Defect or Breach (which period shall not be subject to extension).

            If the Seller does not, as required by this Section 7, correct or cure a Material Breach or a Material Defect in all material respects within the applicable Initial Resolution Period (as extended pursuant to this Section 7), or if such Breach or Defect is not capable of being so corrected or cured within such period, then the Seller shall purchase or substitute for the affected Mortgage Loan as provided in this Section 7. If (i) any Mortgage Loan is required to be repurchased or substituted for as provided above, (ii) such Mortgage Loan is a Crossed Mortgage Loan that is a part of a Mortgage Group (as defined below) and (iii) the applicable Breach or Defect does not constitute a Breach or Defect, as the case may be, as to any other Crossed Mortgage Loan in such Mortgage Group (without regard to this paragraph), then the applicable Breach or Defect, as the case may be, will be deemed to constitute a Breach or Defect, as the case may be, as to any other Crossed Mortgage Loan in the Mortgage Group for purposes of the above provisions, and the Seller will be required to repurchase or substitute for such other Crossed Mortgage Loan(s) in the related Mortgage Group in accordance with the provisions of this Section 7 unless the Crossed Mortgage Loan Repurchase Criteria would be satisfied if Seller were to repurchase or substitute for only the affected Crossed Mortgage Loans as to which a Material Breach or Material Defect had occurred without regard to this paragraph, and in the case of either such repurchase or substitution, all of the other requirements set forth in the Pooling and Servicing Agreement applicable to a repurchase or substitution, as the case may be, would be so satisfied. In the event that the Crossed Mortgage Loan Repurchase Criteria would be so satisfied, the Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed Mortgage Loan as to which the Material Defect or Material Breach exists or to repurchase or substitute for the aggregated Crossed Mortgage Loans. The determination of the Special Servicer as to whether the Crossed Mortgage Loan Repurchase Criteria have been satisfied shall be conclusive and binding in the absence of manifest error. In the event that one or more of such other Crossed Mortgage Loans satisfy the Crossed Mortgage Loan Repurchase Criteria, the Seller may elect either to repurchase or substitute for only the affected Crossed Mortgage Loan as to which the related Breach or Defect exists or to repurchase or substitute for all of the Crossed Mortgage Loans in the related Mortgage Group. The Seller shall be responsible for the cost of (and, if so directed by the Special Servicer, obtaining) any Appraisal required for the Special Servicer to determine if the Crossed Mortgage Loan Repurchase Criteria have been satisfied, so long as the scope and cost of such Appraisal has been approved by the Seller (such approval not to be unreasonably withheld). For purposes of this paragraph, a "Mortgage Group" is any group of Mortgage Loans identified as a Mortgage Group on Schedule III to this Agreement.

            Notwithstanding the foregoing, if there is a Material Breach or Material Defect with respect to one or more Mortgaged Properties (but not all of the Mortgaged Properties) with respect to a Mortgage Loan, the Seller will not be obligated to repurchase or substitute for the entire Mortgage Loan if the Mortgaged Loan may, pursuant to the terms of the related Mortgage Loan Documents, be severed to allow for the repurchase of a portion of the Mortgage Loan representing the affected Mortgaged Property and the Mortgage Loan remaining after such severance satisfies the requirements, if any, set forth in the Mortgage Loan Documents and (i) the Seller provides an opinion of counsel to the effect that such partial release would not cause an Adverse REMIC Event (as defined in the Pooling and Servicing Agreement) to occur, (ii) such Seller pays (or causes to be paid) the applicable release price required under the Mortgage Loan Documents and, to the extent not reimbursable out of the release price pursuant to the related Mortgage Loan Documents, any additional amounts necessary to cover all reasonable out-of-pocket expenses reasonably incurred by the Master Servicer, the Special Servicer, the Trustee or the Trust Fund in connection therewith, including any unreimbursed advances and interest thereon made with respect to the Mortgaged Property that is being released, and (iii) such cure by release of such Mortgaged Property is effected within the time periods specified for cure of a Material Breach or Material Defect in this
Section 7.

            The Purchase Price or Substitution Shortfall Amount for any repurchased or substituted Mortgage Loan shall be payable to the Depositor or, subsequent to the assignment of the Mortgage Loans to the Trustee, the Trustee as its assignee, by wire transfer of immediately available funds to the account designated by the Depositor or the Trustee, as the case may be, and the Depositor or the Trustee, as the case may be, upon receipt of such funds (and, in the case of a substitution, the Mortgage File(s) for the related Qualified Substitute Mortgage Loans), shall promptly release the related Mortgage File and Servicer File (and all other documents pertaining to such Mortgage Loan possessed by the Depositor or the Trustee, as applicable, or on its behalf, but excluding any draft documents, attorney/client privileged communications and documents prepared by the Depositor or the Trustee, as applicable, or any of its Affiliates solely for internal communication) or cause them to be released, to Seller and shall execute and deliver such instruments of transfer, endorsement or assignment as shall be necessary to vest in the Seller the legal and beneficial ownership of such Mortgage Loan (including any property acquired in respect thereof or proceeds of any insurance policy with respect thereto) and the related Mortgage Loan Documents and shall deliver to Seller any escrow payments and reserve funds held by it, or on its behalf, with respect to such repurchased or replaced Mortgage Loan.

            It is understood and agreed that the obligations of the Seller set forth in this Section 7 to cure, substitute for or repurchase a Mortgage Loan listed on Schedule II hereto constitute the sole remedies available to the Depositor and its successors and assigns against Seller respecting any Breach or Defect affecting such Mortgage Loan.

            Section 8. Crossed Mortgage Loans. With respect to any Crossed Mortgage Loan conveyed hereunder, to the extent that the Seller repurchases or substitutes for an affected Crossed Mortgage Loan in the manner prescribed above while the Trustee continues to hold any related Crossed Mortgage Loans, the Seller and the Depositor (on behalf of its successors and assigns) agree to modify upon such repurchase or substitution, the related Mortgage Loan Documents in a manner such that such affected Crossed Mortgage Loan repurchased or substituted by the Seller, on the one hand, and any related Crossed Mortgage Loans still held by the Trustee, on the other, would no longer be cross-defaulted or cross-collateralized with one another; provided, that the Seller shall have furnished to the Trustee, at the Seller's expense, an opinion of counsel that such modification shall not cause an Adverse REMIC Event; provided, further, that if such opinion cannot be furnished, the Seller and the Depositor hereby agree that such repurchase or substitution of only the affected Crossed Mortgage Loans, notwithstanding anything to the contrary herein, shall not be permitted (in which case, the Seller will be obligated to purchase all Crossed Mortgage Loans). Any reserve or other cash collateral or letters of credit securing the affected Crossed Mortgage Loans shall be allocated between such Mortgage Loans in accordance with the Mortgage Loan Documents. All other terms of the Mortgage Loans shall remain in full force and effect, without any modification thereof (unless otherwise modified in accordance with the Pooling and Servicing Agreement).

            Section 9. Rating Agency Fees; Costs and Expenses Associated with a Defeasance. The Seller shall pay all Rating Agency fees associated with an assumption of a Mortgage Loan to the extent such fees have not been paid by the related Borrower and such Borrower is not required to pay them under the terms of the related Mortgage Loan Documents in effect on or before the Closing Date, the payment of which fees shall constitute the sole remedy of any breach by a Seller of representation (xxviii)(1) set forth on Exhibit A hereto. The Seller shall pay all reasonable costs and expenses associated with a defeasance of a Mortgage Loan to the extent such costs and expenses have not been paid by the related Borrower and such Borrower is not required to pay them under the terms of the related Mortgage Loan Documents in effect on or before the Closing Date, the payment of which fees shall constitute the sole remedy of any breach by a Seller of representation (liv)(F) set forth on Exhibit A hereto.

            Section 10. Representations and Warranties of Depositor. Depositor hereby represents and warrants to Seller as of the date hereof, as follows:

            (a) Depositor is duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its assets and conduct its business as it is conducted, and is duly qualified as a foreign corporation in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification (except where the failure to qualify would not have a materially adverse effect on the consummation of any transactions contemplated by this Agreement).

            (b) The execution and delivery by Depositor of this Agreement and the performance of Depositor's obligations hereunder are within the corporate power of Depositor and have been duly authorized by Depositor and neither the execution and delivery by Depositor of this Agreement nor the compliance by Depositor with the provisions hereof, nor the consummation by Depositor of the transactions contemplated by this Agreement, will (i) conflict with or result in a breach of, or constitute a default under, the certificate of incorporation or by-laws of Depositor or, after giving effect to the consents or taking of the actions contemplated by clause (ii) of this paragraph (b), any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on Depositor or its properties, or any of the provisions of any material indenture or mortgage or any other material contract or other instrument to which Depositor is a party or by which it is bound or result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to the terms of any such indenture, mortgage, contract or other instrument or (ii) require the consent of, notice to or any filing with any person, entity or governmental body, which has not been obtained or made by Depositor, except where, in any of the instances contemplated by clause (i) above or this clause (ii), the failure to do so will not have a material and adverse effect on the consummation of any transactions contemplated by this Agreement.

            (c) This Agreement has been duly executed and delivered by Depositor and this Agreement constitutes a legal, valid and binding instrument, enforceable against Depositor in accordance with its terms, subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting the rights of creditors generally and to general principles of equity and the discretion of the court (regardless of whether enforcement of such remedies is considered in a proceeding in equity or at law) and, as to rights of indemnification hereunder, subject to limitations of public policy under applicable securities laws.

            (d) There is no litigation, charge, investigation, action, suit or proceeding by or before any court, regulatory authority or governmental agency or body pending or, to the knowledge of Depositor, threatened against Depositor the outcome of which could be reasonably expected to materially and adversely affect the consummation of any transactions contemplated by this Agreement.

            Section 11. Survival of Certain Representations, Warranties and Covenants. The respective representations and warranties set forth in or made pursuant to this Agreement, and the respective obligations of the parties hereto under Sections 7 and 9 of this Agreement, will remain in full force and effect, regardless of any investigation or statement as to the result thereof made by or on behalf of any party and will survive payment for the various transfers referred to herein and delivery of the Certificates or termination of this Agreement.

            Section 12. Transaction Expenses. Whether or not this Agreement is terminated, both the Depositor and the Seller agree to pay the transaction expenses incurred in connection with the transactions herein contemplated as set forth in the Closing Statement.

            Section 13. Recording Costs. Seller agrees to reimburse the Trustee or its designee all recording and filing fees and expenses incurred by the Trustee or its designee in connection with the recording or filing of the Mortgage Loan Documents listed in Section 3 of this Agreement, including Assignments. In the event Seller elects to engage a third party contractor to prepare, complete, file and record Assignments with respect to Mortgage Loans as provided in Section 3 of this Agreement, Seller shall contract directly with such contractor and shall be responsible for such contractor's compensation and reimbursement of recording and filing fees and other reimbursable expenses pursuant to their agreement.

            Section 14. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed, by registered mail, postage prepaid, by overnight mail or courier service, or transmitted by facsimile and confirmed by similar mailed writing, if to the Depositor, addressed to the Depositor at 11 Madison Avenue, 5th Floor, New York, New York 10010, Attention: Edmund Taylor, Telecopy No.: (212) 743-4756 (with a copy to Casey McCutcheon, Esq., Legal & Compliance Department, Telecopy No.: (917) 326-8433, or such other address or telecopy number as may be designated by the Depositor to the Seller in writing, or, if to the Seller, addressed to the Seller at 3414 Peachtree Road, N.E., Suite 1140, Atlanta, Georgia 30326, Attention: Robert Barnes, Telecopy No.:
(404) 239-0419, or such other address or telecopy number as may be designated by the Seller to the Depositor in writing.

            Section 15. Examination of Mortgage Files. Upon reasonable notice, Seller, prior to the Closing Date, will make the Mortgage Files available to Depositor or its agent for examination during normal business hours at Seller's offices or such other location as shall otherwise be agreed upon by Depositor and Seller. The fact that Depositor or its agent has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the rights of Depositor or the Trustee (for the benefit of the Certificateholders) to demand cure, repurchase, or other relief as provided herein.

            Section 16. Successors. This Agreement shall inure to the benefit of and shall be binding upon Seller and Depositor and their respective successors, permitted assigns and legal representatives, and nothing expressed in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; it being understood that the rights of Depositor pursuant to this Agreement, subject to all limitations herein contained, including those set forth in Section 7 of this Agreement, may be assigned to the Trustee, for benefit of the Certificateholders, as may be required to effect the purposes of the Pooling and Servicing Agreement and, upon such assignment, the Trustee shall succeed to such rights of Depositor hereunder, provided that the Trustee shall have no right to further assign such rights to any other Person. No owner of a Certificate issued pursuant to the Pooling and Servicing Agreement shall be deemed a successor because of such ownership.

            Section 17. Governing Law. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS TO BE MADE AND PERFORMED ENTIRELY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO CHOICE OF LAW PRINCIPLES. TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, THE SELLER AND THE DEPOSITOR EACH HEREBY IRREVOCABLY (I) SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE AND FEDERAL COURTS SITTING IN NEW YORK CITY WITH RESPECT TO MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT; (II) AGREES THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURTS; (III) WAIVES, TO THE FULLEST POSSIBLE EXTENT, THE DEFENSE OF AN INCONVENIENT FORUM; AND (IV) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

            Section 18. Severability. If any provision of this Agreement shall be prohibited or invalid under applicable law, this Agreement shall be ineffective only to such extent, without invalidating the remainder of this Agreement.

            Section 19. Further Assurances. Depositor and Seller agree to execute and deliver such instruments and take such actions as the other party may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement.

            Section 20. Counterparts. This Agreement may be executed in counterparts (and by each of the parties hereto on different counterparts), each of which when so executed and delivered will be an original, and all of which together will be deemed to constitute but one and the same instrument.

            Section 21. Treatment as Security Agreement. It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by Seller to Depositor as provided in this Agreement be, and be construed as, a sale of the Mortgage Loans by Seller to Depositor. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans by Seller to Depositor to secure a debt or other obligation of Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held to be property of Seller or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans:

            (a) this Agreement shall hereby create a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code in effect in the applicable state;

            (b) the conveyance provided for in this Agreement shall hereby grant from Seller to Depositor a security interest in and to all of Seller's right, title, and interest, whether now owned or hereafter acquired, in and to:

            (i) all accounts, contract rights (including any guarantees), general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the property described in the Mortgage Loans, including the related Notes, Mortgages and title, hazard and other insurance policies, identified on the Mortgage Loan Schedule or that constitute Replacement Mortgage Loans, and all distributions with respect thereto payable after the Cut-off Date;

        (ii) all accounts, contract rights, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other persons with respect to, all or any part of the collateral described in (i) above (including any accrued discount realized on liquidation of any investment purchased at a discount), in each case, payable after the Cut-off Date; and

            (iii) all cash and non-cash proceeds of the collateral described in clauses (i) and (ii) above payable after the Cut-off Date;

            (c) the possession by Depositor or its assignee of the Notes and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be possession by the secured party or possession by a purchaser or a person designated by him or her, for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-306, 9-313 and 9-314 thereof) as in force in the relevant jurisdiction; and

            (d) notifications to persons holding such property, and acknowledgments, receipts, confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents of, or persons holding for (as applicable), Depositor or its assignee for the purpose of perfecting such security interest under applicable law.

            The Seller at the direction of the Depositor or its assignee, shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the proceeds thereof, such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. In connection herewith, Depositor and its assignee shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction and may execute and file such UCC Financing Statements as may be necessary or appropriate to accomplish the foregoing.

            Section 22. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation following the Closing Date in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by Seller at Seller's expense at the direction of Depositor accompanied by an opinion of counsel to the effect that such recordation materially and beneficially affects the interests of Depositor.

                                   *  *  *

            IN WITNESS WHEREOF, the parties hereto have caused this Mortgage Loan Purchase Agreement to be duly executed and delivered as of the date first above written.

                                       COLUMN FINANCIAL, INC.,
                                          as Seller

                                       By:____________________________________
                                          Name:
                                          Title:

                                       CREDIT SUISSE FIRST BOSTON MORTGAGE
                                          SECURITIES CORP.,
                                          as Depositor

                                       By:____________________________________
                                          Name:
                                          Title:

                                                                    SCHEDULE I

                          SCHEDULE OF TRANSACTION TERMS

            This Schedule of Transaction Terms is appended to and incorporated by reference in the Mortgage Loan Purchase Agreement (the "Agreement"), dated as of December 1, 2004, between Column Financial, Inc. (the "Seller") and Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor"). Capitalized terms used herein without definition have the meanings given them in or by reference in the Agreement or, if not defined in the Agreement, in the Pooling and Servicing Agreement.

            "Affiliate" means with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.

            "Borrower" means the borrower under a Mortgage Loan.

            "Certificate Purchase Agreement" means the Certificate Purchase Agreement, dated December 16, 2004, between Depositor and the Initial Purchaser.

            "Certificates" means the Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2004-C5, issued in multiple classes.

            "Closing Date" means December 28, 2004.

            "Closing Statement" means the closing statement dated as of the Closing Date and signed by, among others, the parties to this Agreement.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Crossed Mortgage Loan" means any Mortgage Loan which is cross-defaulted and cross-collateralized with any other Mortgage Loan.

            "Cut-off Date" means, individually and collectively, the applicable Due Dates for the respective Mortgage Loans occurring in December 2004.

            "Environmental Report" means the environmental audit report with respect to each Mortgaged Property delivered to Seller in connection with the related Mortgage, if any.

            "Exception Report" means exceptions with respect to the representations and warranties made by the Seller as to the Mortgage Loans in
Section 6(a)(xii) and under the written certificate described in Section 4(b)(iii) of the Agreement, which exceptions are set forth in Schedule V attached hereto and made a part hereof.

            "Initial Purchaser" means Credit Suisse First Boston LLC.

            "Loan Agreement" means, with respect to any Mortgage Loan, the loan agreement, if any, between the related Mortgage Loan Originator and the related Borrower, pursuant to which such Mortgage Loan was made.

            "Mortgage File" means, collectively, the documents and instruments pertaining to a Mortgage Loan required to be included in the related Mortgage File pursuant to Section 3 (subject to the proviso in Section 1 of the Agreement).

            "Mortgage Loan Documents" means, collectively, the documents and instruments pertaining to a Mortgage Loan to be included in either the related Mortgage File or the related Servicer File.

            "Mortgage Loan Originator" means any institution which originated a Mortgage Loan for a related Borrower.

            "Mortgage Loan Purchase Price" means the amount described in Section 2 of the Agreement.

            "Offering Circular" means the confidential offering circular dated December 16, 2004, describing certain classes of the Private Certificates.

            "Pooling and Servicing Agreement" means the Pooling and Servicing Agreement creating the Trust Fund and the interests therein, dated as of December 1, 2004, among the Master Servicer, the Special Servicer, the Depositor, the Trustee and the Certificate Administrator, including, without limitation, the exhibits and schedules annexed thereto.

            "Primary Collateral" means with respect to any Crossed Mortgage Loan, that portion of the Mortgaged Property designated as directly securing such Crossed Mortgage Loan and excluding any Mortgaged Property as to which the related lien may only be foreclosed upon by exercise of the cross-collateralization provisions of such Crossed Mortgage Loan.

            "Private Certificates" means the Certificates that are not Publicly Offered Certificates.

            "Prospectus" means the Prospectus, dated December 16, 2004, that is a part of the Depositor's registration statement on Form S-3 (File No. 333-116258).

            "Prospectus Supplement" means the Prospectus Supplement, dated December 16, 2004, relating to the Publicly Offered Certificates.

            "Publicly Offered Certificates" means the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A, Class A-J, Class B, Class C and Class D Certificates.

            "Servicer File" means, collectively, all documents, records and copies pertaining to a Mortgage Loan which are required to be included in the related Servicer File pursuant to Section 3 thereof.

            "Underwriters" means Credit Suisse First Boston LLC, KeyBanc Capital Markets, a Division of McDonald Investments Inc., ABN AMRO Incorporated and J.P. Morgan Securities Inc.

            "Underwriting Agreement" means the Underwriting Agreement, dated December 16, 2004, between the Depositor and the Underwriters.

                                                                   SCHEDULE II

                             MORTGAGE LOAN SCHEDULE


                Loan Group
 #    Crossed       #                        Property Name
---   -------   ----------   ----------------------------------------------
  1                      1   Time Warner Retail
  2                      1   275 Madison Avenue
  3                      1   AT&T Consumer Services Headquarters
  5      A               1   BECO Park at Forbes Center - BRIT I
  6      A               1   BECO Park at Forbes Center - BRIT III
  7      A               1   BECO Park at Forbes Center - BRIT II
  9                      1   Pershing Park Plaza
 11                      1   1300 Parkwood Office Building
 13      B               1   Valwood Building 37
 14      B               1   Valwood Industrial Portfolio
14a                      1   Valwood Building 45
14b                      1   Valwood Building 33
14c                      1   Valwood Building 30
 17                      1   5000 Shoreline Court
 18                      1   71-77 Summer Street and 184 High Street
18a                      1   71-77 Summer Street
18b                      1   184 High Street
 21                      1   Greendale Centre Shopping Center
 24                      2   Estates at Charlotte - 1420 Magnolia
 25                      2   Kingwood Lakes Apartments
 27                      1   Vallejo Plaza
 28                      1   Buckhead Pavilion
 30                      1   Promenade Shopping Center
 32                      2   Medical Center Apartments
 33                      1   Commercial Street Business Center
 36                      2   Parkside Apartments
 37                      2   Midtown Terrace Apartments
 38                      1   Brettwood Village
 39                      2   Cross Creek Apartments
 40                      1   Bowles Avenue Marketplace
 44                      2   Commons on Edgebrook Apartments
 48                      2   Celeron Square Apartments
 49                      1   Scottsdale Renaissance
 50                      1   Perimeter Center
 52                      1   The Atrium at Fairfield
 53                      2   Hyperion Apartments
 55                      1   Greenbrier Plaza
 60                      1   Riggs Plaza Shopping Center
 61                      2   Jemison Flats
 62                      2   Windsor Place Apartments
 63                      2   Ridge View Apartments
 65                      1   Comfort Suites Innsbrook
 66                      2   Countryside Village Apartments
 67                      1   Holiday Inn Princeton
 70                      2   Indian Wells Apartments
 71                      2   Peppertree Apartments
 72                      1   Metro Business Park
 73                      1   1221 Post Road East
 74                      1   Chester Holiday Inn Express
 75                      1   Magnolia Apartments
 76                      2   Mission Village
 77                      1   Dublin Sawmill Center
 79                      1   Shaw Business Center
 83                      2   Oakwood Apartments
 85                      1   Emerald Coast Centre
 88                      2   Rugby McIntyre Apartments
 91                      1   Black Mountain Center
 92                      2   Renaissance Gardens Apartments
 94                      1   Floral Park Promenade
 95                      2   Hunter's Run Apartments
 96                      2   Canyon Pointe Apartments
 97                      1   2150 Point Blvd
 99                      1   Holiday Inn Gainesville
100                      2   Mill Valley Apartments
101                      1   Kerrville Junction Shopping Center
102                      2   Autry Portfolio - Sangre De Cristo
105                      1   Annapolis Technology Park-In Line
107      C               1   127 West 96th St. Loan 1
108      C               1   127 West 96th St. Loan 2
110                      2   Venezia & Electric Avenue
112                      1   Renaissance Park I
115                      1   17001 Science Drive
116                      1   Larchmont Street Retail
120                      2   Rochelle Place
122                      1   Timberstone Center
123                      1   Lake Brandon Shopping Center
127                      2   Autry Portfolio - Valley Apartments
128                      1   Areis Building
129                      1   Yarmouth Crossing Retail Center
132                      1   16 Greenmeadow Drive
133                      1   Lakeside Center at Maryland Farms
136                      1   Renaissance Retail
139                      2   Concord Apartments
141                      1   6401-6407 Van Nuys Blvd.
146                      1   Mountain Village
148                      2   Shaker Hall Apartments
152                      2   J Bar J Trailer Ranch
153                      1   611 8th Avenue
154                      1   Village Shoppes of Lighthouse Point
156                      2   Autry Portfolio - Mountain View III Apartments
159                      1   Spring Plaza Retail Center
160                      1   Lakefront Professional Building
161                      1   170-180 West Westfield Avenue
162                      2   Greenfield Village Apartments
163                      1   Lake Deer MHP
165                      1   Silver Mill House
167                      2   John's Creek Apartments
168                      1   Riverview MHP
169                      2   Parklee Apartments
170                      2   Autry Portfolio - Mountain View II Apartments
171                      1   Berry Hill Shopping Center
172                      2   Williamsville Village Apartments
173                      1   Market Square Retail Center
174                      1   Ronny's MHP & RV Park
175                      1   Kingstowne Shops
176                      1   Sundown Plaza
177                      1   Townwood Mobile Home Park
178                      1   Saddleview Office Park
180                      1   7250 West Cermak
181                      1   Dumar Plaza
182                      2   Noblesse Oblige Mobile Home Park
183                      2   Colonial Court Apartments
186                      1   310 & 320 Ed Wright Lane
187                      2   Shangri-La MHP
189                      2   Memorial Springs Apartments
190                      1   Reseda Retail Property
191                      2   Willow Glen Mobile Home Park
192                      1   Vancouver Mobile Retreat
193                      2   McKinley Woods Apartments
194                      1   Annapolis Technology Park-BB&T
195                      2   Bamboo MHP
196                      1   2nd Street Plaza
197                      2   Kenny Road Apartments
199                      2   Green River MHP
200                      1   33 Claroma Street
201                      2   Autry Portfolio - Dona Ana I Apts
203                      2   Homestead Apartments
205                      1   Shadow Pines MHC
206                      1   McDonald Avenue
207                      2   Autry Portfolio - Santa Fe Apartments
208                      1   101 Jupiter Drive East
209                      2   Holiday Meadows Apartments
210                      2   South Point Oaks Apartments
211                      2   Autry Portfolio - Dona Ana II Apartments
212                      1   Dollar Tree Plaza
213                      2   Meridian Apartments
214                      1   Dyer Blvd Warehouse
217                      1   14-16 E. 17th St.
218                      1   Village Tower Office Building
219                      1   Western Sands
221                      2   Minerva MHP
222                      2   1803 19th St
223                      1   421 West 57th Street
224                      1   Tri-County Self Storage
225                      1   Berry Street Shopping Center
226                      1   3810 Greystone Avenue
227                      1   31-33 Mercer Street
228                      2   482 E. 9th Street Brooklyn



 #                                               Address                                              City                   State
---   ---------------------------------------------------------------------------------------------   --------------------   -----
  1   10 Columbus Circle                                                                              New York                NY
  2   275 Madison Avenue                                                                              New York                NY
  3   340 Mount Kemble Avenue                                                                         Morris Township         NJ
  5   4301-4473 Forbes Boulevard, 4601 Presidents Drive, 4611 Assembly Drive and 10101 Senate Drive   Lanham                  MD
  6   4501 Forbes Boulevard & 4359-4451 Nicole Drive                                                  Lanham                  MD
  7   4451 Parliament Place                                                                           Lanham                  MD
  9   1420 Peachtree Street                                                                           Atlanta                 GA
 11   1300 Parkwood Circle                                                                            Atlanta                 GA
 13   1650 West Crosby Road                                                                           Carrollton              TX
 14
14a   1645 Wallace Road                                                                               Carrollton              TX
14b   1400 Valwood Parkway                                                                            Carrollton              TX
14c   1617 West Crosby Road                                                                           Carrollton              TX
 17   5000 Shorline Court                                                                             South San Fransisco     CA
 18
18a   71-77 Summer Street                                                                             Boston                  MA
18b   184 High Street                                                                                 Boston                  MA
 21   723-789 US Highway 31 North                                                                     Greenwood               IN
 24   1420 Estate Avenue                                                                              Charlotte               NC
 25   3700 Kingwood Drive                                                                             Kingwood                TX
 27   475 Redwood Street                                                                              Vallejo                 CA
 28   3221 Peachtree Road                                                                             Atlanta                 GA
 30   3501 McHenry Avenue                                                                             Modesto                 CA
 32   5055 Von Scheele Drive                                                                          San Antonio             TX
 33   1010 - 1070 Commercial Street                                                                   San Jose                CA
 36   12100 Highway 6 South                                                                           Sugar Land              TX
 37   1326 Waldorf Boulevard                                                                          Madison                 WI
 38   3112 North Water Street                                                                         Decatur                 IL
 39   7401 Alma Drive                                                                                 Plano                   TX
 40   8936, 8966, 8996 and 9046 West Bowles Avenue                                                    Littleton               CO
 44   3927 Arlington Square Drive                                                                     Houston                 TX
 48   180 Hunting Lodge Road                                                                          Storrs                  CT
 49   4545 & 4513 North Scottsdale Road                                                               Scottsdale              AZ
 50   8541, 8551, 8561 Anderson Drive                                                                 Scottsdale              AZ
 52   30 Two Bridges Road                                                                             Fairfield               NJ
 53   8525 Floyd Curl Drive                                                                           San Antonio             TX
 55   12902 & 12912 Brookhurst Street                                                                 Garden Grove            CA
 60   2065-2101 University Boulevard                                                                  Langley Park            MD
 61   1827 1st Avenue North                                                                           Birmingham              AL
 62   5779 South Winds Drive                                                                          Mentor-On-The-Lake      OH
 63   13225 North Fountain Hills Boulevard                                                            Fountain Hills          AZ
 65   4051 Innslake Drive                                                                             Glen Allen              VA
 66   15300 East Evans Avenue                                                                         Aurora                  CO
 67   100 Independence Way                                                                            Princeton               NJ
 70   975 South Royal Palm Road                                                                       Apache Junction         AZ
 71   2701 Longmire Drive                                                                             College Station         TX
 72   1300-1700 West 2200 South                                                                       West Valley             UT
 73   1221 Post Road East                                                                             Westport                CT
 74   1911 West Hundred Road                                                                          Chester                 VA
 75   8537 Magnolia Avenue                                                                            Riverside               CA
 76   400 John Wesley Boulevard                                                                       Bossier City            LA
 77   6301-6393 Sawmill Road                                                                          Dublin                  OH
 79   212-214 Shaw Road                                                                               South San Francisco     CA
 83   6351 Vega Drive                                                                                 Fort Worth              TX
 85   14063 Emerald Coast Parkway                                                                     Destin                  FL
 88   611 Rugby Road                                                                                  Charlottesville         VA
 91   9474 Black Mountain Road                                                                        San Diego               CA
 92   2201 Ridgmar Boulevard                                                                          Fort Worth              TX
 94   2705-2729 North Bristol Street                                                                  Santa Ana               CA
 95   5801 Blacksmith Drive                                                                           Raleigh                 NC
 96   3621 North Black Canyon Freeway                                                                 Phoenix                 AZ
 97   2150 Point Boulevard                                                                            Elgin                   IL
 99   1250 West University Avenue                                                                     Gainesville             FL
100   201 West Tarrant Road                                                                           Grand Prairie           TX
101   1304 Junction Highway                                                                           Kerrville               TX
102   1801 Espinacitas Street                                                                         Santa Fe                NM
105   2601-2641 Riva Road                                                                             Annapolis               MD
107   127-131 West 96th Street                                                                        New York                NY
108   127-131 West 96th Street                                                                        New York                NY
110   1004 Electric Avenue, 607 & 613 Venezia Avenue                                                  Venice                  CA
112   1111 Military Cutoff Road                                                                       Wilmington              NC
115   17001 Science Drive                                                                             Bowie                   MD
116   206-226 North Larchmont Boulevard                                                               Los Angeles             CA
120   240 West Rochelle Road                                                                          Irving                  TX
122   7561 Sylvania Avenue                                                                            Sylvania                OH
123   2022 Badlands Drive                                                                             Brandon                 FL
127   1812 Indian School Road Northwest                                                               Albuquerque             NM
128   2358 Eastlake Avenue East                                                                       Seattle                 WA
129   2935 South Fish Hatchery Road                                                                   Fitchburg               WI
132   16 Greenmeadow Drive                                                                            Timonium                MD
133   214 Ward Circle                                                                                 Brentwood               TN
136   645 Front Street                                                                                San Diego               CA
139   5807-5825 14th Street Northwest                                                                 Washington              DC
141   6401-6407 Van Nuys Boulevard                                                                    Van Nuys                CA
146   1515 North Mountain Avenue                                                                      Ontario                 CA
148   12700 Shaker Boulevard                                                                          Cleveland               OH
152   2980 Northwest 79th Street                                                                      Miami                   FL
153   611 8th Avenue                                                                                  New York                NY
154   3907-3971 North Federal Highway                                                                 Lighthouse Point        FL
156   1333 Columbia Avenue Southeast                                                                  Albuquerque             NM
159   5900 East Spring Street                                                                         Long Beach              CA
160   6305-07 Elysian Fields Avenue                                                                   New Orleans             LA
161   170-180 West Westfield Avenue                                                                   Roselle Park            NJ
162   4923 Albion Street                                                                              Boise                   ID
163   3301 Avenue G Northwest                                                                         Winter Haven            FL
165   1355 Lowell Avenue                                                                              Park City               UT
167   25 1/2 Bainbridge Avenue                                                                        Hampton                 VA
168   5410 US Highway 1                                                                               Melbourne               FL
169   1630 Park Road, Northwest                                                                       Washington              DC
170   1515 Columbia Avenue Southeast                                                                  Albuquerque             NM
171   1890 Berryhill Road                                                                             Cordova                 TN
172   211-257 South Union Road                                                                        Amherst                 NY
173   566 FM 1960 West                                                                                Houston                 TX
174   5545 South Kanner Highway                                                                       Stuart                  FL
175   11745 Jefferson Avenue                                                                          Newport News            VA
176   10636 North 71st Way                                                                            Scottsdale              AZ
177   1662 Crenshaw Court                                                                             Charlottesville         VA
178   2200 Park Avenue                                                                                Park City               UT
180   7250 West Cermak Road                                                                           North Riverside         IL
181   2885-2925 South Federal Highway                                                                 Delray Beach            FL
182   3426 North Romero Road                                                                          Tuscon                  AZ
183   1401 Maryland Avenue                                                                            Wilmington              DE
186   310 and 320 Ed Wright Lane                                                                      Newport News            VA
187   3526 North Cascade Avenue                                                                       Colorado Springs        CO
189   6815 Shavelson Street                                                                           Houston                 TX
190   5577-5585 Reseda Boulevard                                                                      Tarzana                 CA
191   977 Willow Glen Drive                                                                           Fenton                  MO
192   14117 Northeast 10th Avenue                                                                     Vancouver               WA
193   399 Pin Oak Circle                                                                              Mishawaka               IN
194   2623 Riva Road                                                                                  Annapolis               MD
195   2430 Charles Road                                                                               Pembroke Park           FL
196   5237-5247 East 2nd Street and 201-203 Covina Avenue                                             Long Beach              CA
197   1809-1857 Kenny Road                                                                            Columbus                OH
199   5605 Branding Iron Drive                                                                        Dickinson               TX
200   33 Claroma Street                                                                               St. Joseph Townhship    MN
201   1900 North Solano Drive                                                                         Las Cruces              NM
203   811 East Armour Boulevard                                                                       Kansas City             MO
205   8808 224th Street                                                                               Graham                  WA
206   1674-1686 McDonald Avenue                                                                       Brooklyn                NY
207   255 Camino Alire                                                                                Santa Fe                NM
208   101 Jupiter Drive                                                                               East Grand Forks        MN
209   121 Holiday Lane                                                                                Hamburg                 NY
210   4235 Northwest Loop 410                                                                         San Antonio             TX
211   1900 North Solano Drive                                                                         Las Cruces              NM
212   6919 Calhoun Memorial Highway                                                                   Easley                  SC
213   1165 & 1185 Meridian Street                                                                     Hollister               CA
214   4910 Dyer Boulevard                                                                             West Palm Beach         FL
217   14-16 East 17th Street                                                                          New York                NY
218   2503-2509 Robinhood Street                                                                      Houston                 TX
219   72 North Turnpike Road                                                                          Wallingford             CT
221   2800 US Highway 17/92                                                                           Haines City             FL
222   1803 19th Street Northwest                                                                      Washington              DC
223   421 West 57th Street                                                                            New York                NY
224   2228 Friendswood Road                                                                           Alvin                   TX
225   2809-2821 West Berry Street                                                                     Fort Worth              TX
226   3810 Greystone Avenue                                                                           Bronx                   NY
227   31-33 Mercer Street                                                                             New York                NY
228   478-482 East 9th Street                                                                         Brooklyn                NY

                                                                     Sq. Ft./                                 Percentage of
       Zip                          Mortgage                          Rooms/      Original       Cut-off         Initial
 #    Code                      Property Seller                        Pads       Balance      Balance (1)    Pool Balance
---   -----   ----------------------------------------------------   --------   ------------   ------------   -------------
  1   10019   Column Financial, Inc. and Lehman Brothers Bank, FSB    343,161   $320,000,000   $320,000,000            17.1%
  2   10016   Column Financial, Inc.                                  305,849    $71,000,000    $71,000,000             3.8%
  3   07960   Column Financial, Inc.                                  387,000    $58,000,000    $58,000,000             3.1%
  5   20706   Column Financial, Inc.                                  350,180    $31,040,000    $30,947,673             1.7%
  6   20706   Column Financial, Inc.                                  195,819    $17,280,000    $17,228,601             0.9%
  7   20706   Column Financial, Inc.                                   56,607     $3,680,000     $3,669,054             0.2%
  9   30309   Column Financial, Inc.                                  159,103    $29,500,000    $29,500,000             1.6%
 11   30339   Column Financial, Inc.                                  210,733    $27,500,000    $27,500,000             1.5%
 13   75006   Column Financial, Inc.                                   98,965     $7,040,000     $7,040,000             0.4%
 14           Column Financial, Inc.                                             $17,560,000    $17,560,000             0.9%
14a   75006                                                           100,490     $7,560,000     $7,560,000
14b   75006                                                            99,656     $6,200,000     $6,200,000
14c   75006                                                            54,000     $3,800,000     $3,800,000
 17   94080   Column Financial, Inc.                                  138,399    $19,150,000    $19,150,000             1.0%
 18           Column Financial, Inc.                                             $19,000,000    $19,000,000             1.0%
18a   02110                                                            59,710     $9,579,832     $9,579,832
18b   02110                                                            50,044     $9,420,168     $9,420,168
 21   46142   Column Financial, Inc.                                  102,935    $17,350,000    $17,350,000             0.9%
 24   28209   Column Financial, Inc.                                      204    $17,000,000    $17,000,000             0.9%
 25   77339   Column Financial, Inc.                                      390    $17,000,000    $16,980,318             0.9%
 27   94590   Column Financial, Inc.                                  239,705    $16,200,000    $16,181,830             0.9%
 28   30305   Column Financial, Inc.                                   99,989    $15,500,000    $15,449,008             0.8%
 30   95356   Column Financial, Inc.                                  118,485    $15,000,000    $15,000,000             0.8%
 32   78229   Column Financial, Inc.                                      276    $15,010,000    $14,993,070             0.8%
 33   95112   Column Financial, Inc.                                  337,585    $15,000,000    $14,929,177             0.8%
 36   77478   Column Financial, Inc.                                      240    $14,120,000    $14,120,000             0.8%
 37   53719   Column Financial, Inc.                                      186    $13,750,000    $13,750,000             0.7%
 38   62526   Column Financial, Inc.                                  186,335    $12,500,000    $12,451,872             0.7%
 39   75025   Column Financial, Inc.                                      290    $12,032,500    $12,018,954             0.6%
 40   80123   Column Financial, Inc.                                  168,354    $12,000,000    $11,965,918             0.6%
 44   77034   Column Financial, Inc.                                      444    $11,400,000    $11,364,289             0.6%
 48   06268   Column Financial, Inc.                                      159    $10,325,000    $10,313,289             0.6%
 49   85251   Column Financial, Inc.                                   38,537    $10,200,000    $10,167,785             0.5%
 50   85255   Column Financial, Inc.                                   84,031    $10,000,000    $10,000,000             0.5%
 52   07004   Column Financial, Inc.                                   91,151     $9,500,000     $9,451,719             0.5%
 53   78240   Column Financial, Inc.                                      243     $9,300,000     $9,300,000             0.5%
 55   92840   Column Financial, Inc.                                  101,536     $9,100,000     $9,055,561             0.5%
 60   20783   Column Financial, Inc.                                   76,282     $8,000,000     $7,977,929             0.4%
 61   35203   Column Financial, Inc.                                       59     $8,000,000     $7,958,821             0.4%
 62   44060   Column Financial, Inc.                                      156     $7,800,000     $7,800,000             0.4%
 63   85268   Column Financial, Inc.                                      147     $7,700,000     $7,700,000             0.4%
 65   23060   Column Financial, Inc.                                      125     $7,600,000     $7,589,201             0.4%
 66   80013   Column Financial, Inc.                                      304     $7,500,000     $7,500,000             0.4%
 67   08540   Column Financial, Inc.                                      182     $7,500,000     $7,470,158             0.4%
 70   85219   Column Financial, Inc.                                      176     $7,150,000     $7,130,870             0.4%
 71   77845   Column Financial, Inc.                                      208     $7,050,000     $7,035,048             0.4%
 72   84119   Column Financial, Inc.                                  176,950     $6,900,000     $6,900,000             0.4%
 73   06880   Column Financial, Inc.                                   35,270     $6,500,000     $6,480,136             0.3%
 74   23836   Column Financial, Inc.                                       95     $6,400,000     $6,390,906             0.3%
 75   92504   Column Financial, Inc.                                       98     $6,370,000     $6,370,000             0.3%
 76   71112   Column Financial, Inc.                                      200     $6,300,000     $6,272,871             0.3%
 77   43017   Column Financial, Inc.                                   72,924     $6,200,000     $6,200,000             0.3%
 79   94080   Column Financial, Inc.                                  255,241     $6,100,000     $6,100,000             0.3%
 83   76133   Column Financial, Inc.                                      216     $5,725,000     $5,713,115             0.3%
 85   32541   Column Financial, Inc.                                   63,260     $5,700,000     $5,661,586             0.3%
 88   22903   Column Financial, Inc.                                       76     $5,100,000     $5,084,447             0.3%
 91   92126   Column Financial, Inc.                                   40,115     $5,000,000     $4,974,701             0.3%
 92   76116   Column Financial, Inc.                                      160     $5,000,000     $4,966,641             0.3%
 94   92706   Column Financial, Inc.                                   55,841     $4,800,000     $4,743,657             0.3%
 95   27606   Column Financial, Inc.                                      127     $4,600,000     $4,600,000             0.2%
 96   85015   Column Financial, Inc.                                      144     $4,500,000     $4,485,904             0.2%
 97   60123   Column Financial, Inc.                                   46,206     $4,475,000     $4,455,136             0.2%
 99   32601   Column Financial, Inc.                                      167     $4,460,000     $4,433,983             0.2%
100   75050   Column Financial, Inc.                                      164     $4,400,000     $4,390,747             0.2%
101   78028   Column Financial, Inc.                                   32,066     $4,300,000     $4,287,762             0.2%
102   87505   Column Financial, Inc.                                      164     $4,150,000     $4,131,610             0.2%
105   21401   Column Financial, Inc.                                   16,250     $4,000,000     $3,982,449             0.2%
107   10025   Column Financial, Inc.                                      142     $3,000,000     $2,479,567             0.1%
108   10025   Column Financial, Inc.                                      142     $1,500,000     $1,449,204             0.1%
110   90291   Column Financial, Inc.                                       28     $3,900,000     $3,887,606             0.2%
112   28405   Column Financial, Inc.                                   29,489     $3,650,000     $3,650,000             0.2%
115   20715   Column Financial, Inc.                                   30,450     $3,600,000     $3,586,827             0.2%
116   90004   Column Financial, Inc.                                   16,230     $3,600,000     $3,585,112             0.2%
120   75062   Column Financial, Inc.                                      112     $3,440,000     $3,436,312             0.2%
122   43560   Column Financial, Inc.                                   35,497     $3,400,000     $3,390,013             0.2%
123   33511   Column Financial, Inc.                                   18,801     $3,400,000     $3,387,363             0.2%
127   87104   Column Financial, Inc.                                      140     $3,250,000     $3,235,785             0.2%
128   98102   Column Financial, Inc.                                   28,691     $3,225,000     $3,212,474             0.2%
129   53711   Column Financial, Inc.                                   20,186     $3,200,000     $3,200,000             0.2%
132   21093   Column Financial, Inc.                                   35,286     $3,200,000     $3,187,489             0.2%
133   37027   Column Financial, Inc.                                   22,895     $3,200,000     $3,181,384             0.2%
136   92101   Column Financial, Inc.                                   12,798     $3,000,000     $3,000,000             0.2%
139   20011   Column Financial, Inc.                                       81     $3,000,000     $2,990,622             0.2%
141   91401   Column Financial, Inc.                                    8,400     $2,925,000     $2,916,282             0.2%
146   91762   Column Financial, Inc.                                    8,786     $2,750,000     $2,744,972             0.1%
148   44120   Column Financial, Inc.                                      102     $2,700,000     $2,700,000             0.1%
152   33147   Column Financial, Inc.                                       99     $2,575,000     $2,570,078             0.1%
153   10018   Column Financial, Inc.                                    3,752     $2,500,000     $2,490,646             0.1%
154   33064   Column Financial, Inc.                                   35,285     $2,500,000     $2,489,541             0.1%
156   87106   Column Financial, Inc.                                      136     $2,465,000     $2,448,771             0.1%
159   90815   Column Financial, Inc.                                    9,154     $2,350,000     $2,342,055             0.1%
160   70122   Column Financial, Inc.                                   31,467     $2,300,000     $2,290,619             0.1%
161   07204   Column Financial, Inc.                                   78,000     $2,250,000     $2,226,133             0.1%
162   83705   Column Financial, Inc.                                       75     $2,160,000     $2,157,667             0.1%
163   33881   Column Financial, Inc.                                      130     $2,100,000     $2,091,718             0.1%
165   84060   Column Financial, Inc.                                    8,562     $2,050,000     $2,042,763             0.1%
167   23662   Column Financial, Inc.                                      100     $2,000,000     $1,994,088             0.1%
168   32940   Column Financial, Inc.                                      105     $1,950,000     $1,944,139             0.1%
169   20011   Column Financial, Inc.                                       50     $1,900,000     $1,894,060             0.1%
170   87106   Column Financial, Inc.                                      105     $1,900,000     $1,887,491             0.1%
171   38016   Column Financial, Inc.                                   17,360     $1,850,000     $1,838,401             0.1%
172   14221   Column Financial, Inc.                                       54     $1,800,000     $1,800,000             0.1%
173   77090   Column Financial, Inc.                                    9,691     $1,800,000     $1,796,775             0.1%
174   34997   Column Financial, Inc.                                       91     $1,800,000     $1,794,922             0.1%
175   23606   Column Financial, Inc.                                   23,093     $1,800,000     $1,794,735             0.1%
176   85254   Column Financial, Inc.                                   13,200     $1,800,000     $1,793,617             0.1%
177   22901   Column Financial, Inc.                                       94     $1,800,000     $1,790,001             0.1%
178   84060   Column Financial, Inc.                                   12,000     $1,750,000     $1,739,551             0.1%
180   60546   Column Financial, Inc.                                   39,619     $1,725,000     $1,716,781             0.1%
181   33483   Column Financial, Inc.                                   23,543     $1,700,000     $1,696,678             0.1%
182   85705   Column Financial, Inc.                                       90     $1,700,000     $1,689,290             0.1%
183   19805   Column Financial, Inc.                                       51     $1,680,000     $1,676,969             0.1%
186   23606   Column Financial, Inc.                                   31,704     $1,600,000     $1,594,415             0.1%
187   80907   Column Financial, Inc.                                      136     $1,650,000     $1,517,310             0.1%
189   77055   Column Financial, Inc.                                       44     $1,500,000     $1,497,226             0.1%
190   91356   Column Financial, Inc.                                    9,211     $1,500,000     $1,495,978             0.1%
191   63026   Column Financial, Inc.                                      135     $1,500,000     $1,493,770             0.1%
192   98685   Column Financial, Inc.                                       69     $1,450,000     $1,445,821             0.1%
193   46545   Column Financial, Inc.                                       82     $1,450,000     $1,437,977             0.1%
194   21401   Column Financial, Inc.                                    5,300     $1,440,000     $1,433,564             0.1%
195   33009   Column Financial, Inc.                                       46     $1,400,000     $1,397,324             0.1%
196   90803   Column Financial, Inc.                                   12,469     $1,400,000     $1,397,083             0.1%
197   43212   Column Financial, Inc.                                       49     $1,400,000     $1,395,775             0.1%
199   77539   Column Financial, Inc.                                       86     $1,360,000     $1,354,844             0.1%
200   56301   Column Financial, Inc.                                      289     $1,650,000     $1,351,216             0.1%
201   88001   Column Financial, Inc.                                       74     $1,350,000     $1,341,134             0.1%
203   64109   Column Financial, Inc.                                       66     $1,295,000     $1,291,595             0.1%
205   98338   Column Financial, Inc.                                       50     $1,250,000     $1,246,495             0.1%
206   11230   Column Financial, Inc.                                   12,000     $1,215,000     $1,213,695             0.1%
207   87501   Column Financial, Inc.                                       64     $1,200,000     $1,192,031             0.1%
208   15301   Column Financial, Inc.                                      178     $1,400,000     $1,146,629             0.1%
209   14075   Column Financial, Inc.                                       41     $1,100,000     $1,096,632             0.1%
210   78229   Column Financial, Inc.                                       33     $1,100,000     $1,094,097             0.1%
211   88001   Column Financial, Inc.                                       60     $1,100,000     $1,092,704             0.1%
212   29640   Column Financial, Inc.                                   11,400     $1,050,000     $1,050,000             0.1%
213   95023   Column Financial, Inc.                                       18     $1,030,000     $1,028,167             0.1%
214   33407   Column Financial, Inc.                                   23,500     $1,000,000       $994,661             0.1%
217   10003   Column Financial, Inc.                                       15     $1,100,000       $950,925             0.1%
218   77005   Column Financial, Inc.                                   11,843       $950,000       $945,273             0.1%
219   06492   Column Financial, Inc.                                       41       $925,000       $922,556            0.05%
221   33844   Column Financial, Inc.                                       84       $800,000       $798,618            0.04%
222   20009   Column Financial, Inc.                                       10       $800,000       $798,461            0.04%
223   10019   Column Financial, Inc.                                       41       $825,000       $732,094            0.04%
224   77511   Column Financial, Inc.                                   61,118       $712,000       $708,649            0.04%
225   76109   Column Financial, Inc.                                    6,720       $650,000       $646,753            0.03%
226   10463   Column Financial, Inc.                                       42       $650,000       $520,110            0.03%
227   10013   Column Financial, Inc.                                       12       $499,000       $440,119            0.02%
228   11218   Column Financial, Inc.                                       17       $500,000       $413,262            0.02%

                          Orig            Rem.            Orig             Rem.
          Fee/           Amort.          Amort.         Term to          Term to        Interest     Monthly
 #      Leasehold         Term          Term (1)      Maturity (6)   Maturity (1) (6)     Rate       Payment      ARD (7)
---   -------------   -------------   -------------   ------------   ----------------   --------    ----------   ----------
  1        Fee                  360             360            120                120     5.7670%   $1,870,890          N/A
  2        Fee                  360             360             84                 83     5.6265%     $398,070          N/A
  3        Fee        Interest Only   Interest Only             60                 58     5.3500%     $262,175   10/11/2009
  5        Fee                  360             357            120                117     5.7700%     $181,536          N/A
  6        Fee                  360             357            120                117     5.7700%     $101,061          N/A
  7        Fee                  360             357            120                117     5.7700%      $21,522          N/A
  9        Fee        Interest Only   Interest Only             60                 59     5.4500%     $135,840   11/11/2009
 11        Fee        Interest Only   Interest Only             60                 58     5.2900%     $122,913   10/11/2009
 13        Fee                  360             360            121                119     5.4900%      $39,928          N/A
 14                             360             360            121                119     5.4900%      $99,594          N/A
14a        Fee
14b        Fee
14c        Fee
 17        Fee                  360             360             60                 58     5.1800%     $104,918          N/A
 18                             360             360            120                116     6.0000%     $113,915          N/A
18a        Fee
18b        Fee
 21        Fee                  360             360            120                117     5.5600%      $99,166          N/A
 24        Fee        Interest Only   Interest Only             60                 59     4.9400%      $70,955          N/A
 25        Fee                  360             359            122                121     5.2000%      $93,349          N/A
 27        Fee                  360             359            120                119     5.3700%      $90,665          N/A
 28        Fee                  360             357            120                117     5.2800%      $85,880          N/A
 30        Fee                  360             360            120                115     6.0100%      $90,029          N/A
 32        Fee                  360             359            120                119     5.3400%      $83,724          N/A
 33        Fee                  360             355            120                115     5.8100%      $88,109          N/A
 36        Fee                  360             360             84                 81     5.1000%      $76,665          N/A
 37        Fee                  360             360            120                120     5.2100%      $75,588          N/A
 38   Fee/Leasehold             360             356            120                116     5.7900%      $73,265          N/A
 39        Fee                  360             359            121                120     5.3500%      $67,191          N/A
 40        Fee                  360             357            120                117     5.9900%      $71,869          N/A
 44        Fee                  360             357            120                117     5.5200%      $64,871          N/A
 48   Fee/Leasehold             360             359            120                119     5.3100%      $57,399          N/A
 49        Fee                  360             357            120                117     5.4800%      $57,787          N/A
 50        Fee        Interest Only   Interest Only             60                 56     5.5900%      $47,230          N/A
 52        Fee                  360             355             84                 79     5.4800%      $53,821          N/A
 53        Fee                  360             360             84                 81     5.5000%      $52,804          N/A
 55        Fee                  360             355            120                115     5.6600%      $52,586          N/A
 60        Fee                  300             298            120                118     5.9300%      $51,202   10/11/2014
 61        Fee                  360             356             60                 56     4.4000%      $40,061          N/A
 62        Fee                  360             360             84                 81     5.1200%      $42,446          N/A
 63        Fee                  264             264            120                113     5.1900%      $48,976          N/A
 65        Fee                  300             299            119                118     6.1000%      $49,433          N/A
 66        Fee                  360             360            120                116     5.8300%      $44,150          N/A
 67        Fee                  300             297            120                117     6.3000%      $49,707          N/A
 70        Fee                  360             357            180                177     6.2700%      $44,117          N/A
 71        Fee                  360             358            120                118     5.3200%      $39,237          N/A
 72        Fee                  360             360            120                118     5.1600%      $37,718          N/A
 73        Fee                  360             357             84                 81     5.6400%      $37,479          N/A
 74        Fee                  300             299            119                118     6.1000%      $41,627          N/A
 75        Fee                  360             360            120                117     6.2000%      $39,014          N/A
 76        Fee                  360             356             60                 56     5.2700%      $34,867          N/A
 77        Fee                  360             360            120                117     5.8700%      $36,656          N/A
 79        Fee                  360             360            120                114     6.0000%      $36,573          N/A
 83        Fee                  360             358            120                118     5.4200%      $32,219          N/A
 85        Fee                  264             260            264                260     6.3000%      $39,952          N/A
 88        Fee                  360             357            120                117     5.6500%      $29,439          N/A
 91        Fee                  360             355            120                115     5.5000%      $28,389          N/A
 92        Fee                  324             318             84                 78     6.2700%      $32,047          N/A
 94        Fee                  360             347            120                107     6.2200%      $29,461          N/A
 95        Fee                  360             360            120                117     5.8600%      $27,167          N/A
 96        Fee                  360             357            120                117     5.5200%      $25,607          N/A
 97        Fee                  360             355            120                115     6.0800%      $27,060          N/A
 99        Fee                  240             237             60                 57     6.6800%      $33,727          N/A
100        Fee                  360             358            120                118     5.3600%      $24,598          N/A
101        Fee                  360             357            120                117     5.9800%      $25,725          N/A
102        Fee                  300             297            120                117     5.6500%      $25,858          N/A
105        Fee                  360             355            120                115     6.1300%      $24,317          N/A
107        Fee                  240             168            240                168     6.8500%      $22,990          N/A
108        Fee                  300             275            120                 95     6.8500%      $10,459          N/A
110        Fee                  360             357            120                117     5.4500%      $22,022          N/A
112        Fee                  360             360            120                116     5.6600%      $21,092          N/A
115        Fee                  360             356            120                116     6.0200%      $21,630          N/A
116        Fee                  360             356            120                116     5.4600%      $20,350          N/A
120        Fee                  360             359            120                119     5.6100%      $19,770          N/A
122        Fee                  360             357            119                116     5.8300%      $20,015          N/A
123        Fee                  360             356            120                116     5.9500%      $20,276          N/A
127        Fee                  300             297            120                117     5.7300%      $20,407          N/A
128        Fee                  360             356             84                 80     5.7500%      $18,820          N/A
129        Fee                  360             360            120                117     6.0300%      $19,247          N/A
132        Fee                  360             356            120                116     5.7200%      $18,613          N/A
133        Fee                  360             354            120                114     5.7800%      $18,735          N/A
136        Fee                  360             360            120                117     5.5500%      $17,128          N/A
139        Fee                  360             357            120                117     5.5300%      $17,090          N/A
141        Fee                  360             357            120                117     5.7600%      $17,088          N/A
146        Fee                  360             358            120                118     6.0000%      $16,488          N/A
148        Fee                  360             360            120                117     5.3900%      $15,144          N/A
152        Fee                  360             358            120                118     5.8000%      $15,109          N/A
153        Fee                  360             356            120                116     5.9200%      $14,860          N/A
154        Fee                  300             297            120                117     6.0000%      $16,108          N/A
156        Fee                  240             237            120                117     5.7200%      $17,264          N/A
159        Fee                  360             356            120                116     6.3700%      $14,653    8/11/2014
160        Fee                  360             355            120                115     6.4400%      $14,447          N/A
161        Fee                  300             292            120                112     6.2500%      $14,843          N/A
162        Fee                  360             359            120                119     5.5700%      $12,359          N/A
163        Fee                  360             356             60                 56     5.6800%      $12,162          N/A
165        Fee                  360             356            120                116     6.1800%      $12,529          N/A
167        Fee                  360             357            120                117     5.8000%      $11,735          N/A
168        Fee                  360             357            120                117     5.7200%      $11,343          N/A
169        Fee                  360             357            120                117     5.5300%      $10,824          N/A
170        Fee                  240             237            120                117     5.7200%      $13,307          N/A
171        Fee                  336             330             60                 54     6.1700%      $11,579          N/A
172        Fee                  360             360             60                 58     5.2700%       $9,962          N/A
173        Fee                  360             358            120                118     6.0900%      $10,896          N/A
174        Fee                  300             298            120                118     5.8000%      $11,378          N/A
175        Fee                  360             357            120                117     5.8500%      $10,619          N/A
176        Fee                  360             356            120                116     6.1600%      $10,978          N/A
177        Fee                  360             354            120                114     5.9900%      $10,780          N/A
178        Fee                  360             353            120                113     6.3000%      $10,832          N/A
180        Fee                  360             355            120                115     5.7700%      $10,089          N/A
181        Fee                  360             358            120                118     5.7000%       $9,867          N/A
182        Fee                  360             354            120                114     5.4100%       $9,557          N/A
183        Fee                  360             358            120                118     6.0600%      $10,137          N/A
186        Fee                  360             356            120                116     6.2300%       $9,831          N/A
187        Fee                  360             287            120                 47     6.5200%      $10,451          N/A
189        Fee                  360             358            120                118     5.9500%       $8,945          N/A
190        Fee                  360             357            120                117     6.2600%       $9,246          N/A
191        Fee                  360             356            120                116     5.4400%       $8,460          N/A
192        Fee                  360             357            120                117     5.9200%       $8,619          N/A
193        Fee                  360             351            120                111     6.0000%       $8,693          N/A
194        Fee                  360             355            120                115     6.0500%       $8,680          N/A
195        Fee                  360             358            120                118     5.8000%       $8,215          N/A
196        Fee                  240             239            240                239     6.3200%      $10,290          N/A
197        Fee                  360             357            120                117     5.7000%       $8,126          N/A
199        Fee                  360             356             84                 80     5.8600%       $8,032          N/A
200        Fee                  240             165            240                165     6.9300%      $12,723          N/A
201        Fee                  240             237            120                117     5.7400%       $9,470          N/A
203        Fee                  360             357            120                117     6.3500%       $8,058          N/A
205        Fee                  360             357            120                117     6.0500%       $7,535          N/A
206        Fee                  360             359            121                120     5.6000%       $6,975          N/A
207        Fee                  240             237            120                117     5.6500%       $8,357          N/A
208        Fee                  240             166            240                166     6.7500%      $10,645          N/A
209        Fee                  360             357            120                117     5.6300%       $6,336          N/A
210        Fee                  300             296            120                116     6.1200%       $7,168          N/A
211        Fee                  240             237            120                117     5.6600%       $7,667          N/A
212        Fee                  360             360            120                117     5.7500%       $6,128          N/A
213        Fee                  360             358            120                118     6.1200%       $6,255          N/A
214        Fee                  300             296             60                 56     6.1500%       $6,535          N/A
217        Fee                  264             195            264                195     7.0000%       $8,178          N/A
218        Fee                  300             296            120                116     6.5500%       $6,444          N/A
219        Fee                  300             298            120                118     6.1800%       $6,062          N/A
221        Fee                  360             358            120                118     6.2500%       $4,926          N/A
222        Fee                  360             358             60                 58     5.7700%       $4,679          N/A
223        Fee                  300             211            300                211     8.9800%       $6,912          N/A
224        Fee                  300             296            120                116     6.8600%       $4,969          N/A
225        Fee                  360             354            120                114     6.4600%       $4,091          N/A
226        Fee                  240             150            240                150     8.5000%       $5,641          N/A
227        Fee                  300             220            300                220     7.4900%       $3,684          N/A
228        Fee                  240             168            240                168     6.8500%       $3,832          N/A


                          Primary          Master        Administration    Letter of
 #    Defeasance (9)   Servicing Fee    Servicing Fee         Fees           Credit
---   --------------   -------------    -------------    --------------    ----------
  1        Yes                0.0200%          0.0100%           0.0313%          N/A
  2        Yes                  0.02%            0.01%           0.0313%          N/A
  3        Yes                  0.02%            0.01%           0.0313%          N/A
  5        Yes                  0.02%            0.01%           0.0313%          N/A
  6        Yes                  0.02%            0.01%           0.0313%          N/A
  7        Yes                  0.02%            0.01%           0.0313%          N/A
  9        Yes                  0.02%            0.01%           0.0313%          N/A
 11        Yes                  0.02%            0.01%           0.0313%   $1,939,667
 13        Yes                  0.02%            0.01%           0.0613%          N/A
 14        Yes                  0.02%            0.01%           0.0613%          N/A
14a
14b
14c
 17         No                  0.02%            0.01%           0.0313%          N/A
 18        Yes                  0.02%            0.01%           0.0313%          N/A
18a
18b
 21        Yes                  0.02%            0.01%           0.0313%          N/A
 24        Yes                  0.02%            0.01%           0.0313%          N/A
 25        Yes                  0.02%            0.01%           0.0313%          N/A
 27        Yes                  0.02%            0.01%           0.0313%          N/A
 28        Yes                  0.02%            0.01%           0.0313%          N/A
 30        Yes                  0.02%            0.01%           0.0313%     $250,000
 32        Yes                  0.02%            0.01%           0.0313%          N/A
 33        Yes                  0.02%            0.01%           0.0613%          N/A
 36        Yes                  0.02%            0.01%           0.0313%          N/A
 37        Yes                  0.02%            0.01%           0.0313%          N/A
 38        Yes                  0.02%            0.01%           0.0313%          N/A
 39        Yes                  0.02%            0.01%           0.0313%          N/A
 40        Yes                  0.02%            0.01%           0.0313%          N/A
 44        Yes                  0.02%            0.01%           0.0313%          N/A
 48        Yes                  0.02%            0.01%           0.0313%          N/A
 49        Yes                  0.02%            0.01%           0.0313%          N/A
 50        Yes                  0.01%            0.01%           0.0213%          N/A
 52        Yes                  0.02%            0.01%           0.0313%          N/A
 53        Yes                  0.02%            0.01%           0.0313%          N/A
 55        Yes                  0.02%            0.01%           0.0313%          N/A
 60        Yes                  0.02%            0.01%           0.0313%          N/A
 61        Yes                  0.02%            0.01%           0.0313%          N/A
 62        Yes                  0.02%            0.01%           0.0613%          N/A
 63        Yes                  0.02%            0.01%           0.0313%          N/A
 65        Yes                  0.02%            0.01%           0.0313%          N/A
 66        Yes                  0.02%            0.01%           0.0313%          N/A
 67        Yes                  0.02%            0.01%           0.0313%          N/A
 70        Yes                  0.02%            0.01%           0.0313%          N/A
 71        Yes                  0.02%            0.01%           0.0313%          N/A
 72        Yes                  0.02%            0.01%           0.0313%          N/A
 73        Yes                  0.02%            0.01%           0.0313%          N/A
 74        Yes                  0.02%            0.01%           0.0313%          N/A
 75        Yes                  0.02%            0.01%           0.0313%          N/A
 76        Yes                  0.02%            0.01%           0.0313%          N/A
 77        Yes                  0.02%            0.01%           0.0313%          N/A
 79        Yes                  0.02%            0.01%           0.0313%          N/A
 83        Yes                  0.02%            0.01%           0.0313%          N/A
 85        Yes                  0.02%            0.01%           0.0313%          N/A
 88        Yes                  0.10%            0.01%           0.1113%          N/A
 91        Yes                  0.02%            0.01%           0.0313%          N/A
 92        Yes                  0.02%            0.01%           0.0313%          N/A
 94        Yes                  0.02%            0.01%           0.0313%          N/A
 95        Yes                  0.02%            0.01%           0.0313%          N/A
 96        Yes                  0.02%            0.01%           0.0313%          N/A
 97        Yes                  0.02%            0.01%           0.1113%          N/A
 99        Yes                  0.02%            0.01%           0.0313%          N/A
100        Yes                  0.02%            0.01%           0.0313%          N/A
101        Yes                  0.02%            0.01%           0.0313%          N/A
102        Yes                  0.02%            0.01%           0.0313%          N/A
105        Yes                  0.07%            0.01%           0.0813%          N/A
107         No                  0.02%            0.01%           0.0313%          N/A
108         No                  0.02%            0.01%           0.0313%          N/A
110        Yes                  0.02%            0.01%           0.0313%          N/A
112         No                  0.02%            0.01%           0.0313%          N/A
115        Yes                  0.02%            0.01%           0.0313%          N/A
116        Yes                  0.02%            0.01%           0.0313%          N/A
120        Yes                  0.02%            0.01%           0.0313%          N/A
122        Yes                  0.02%            0.01%           0.0313%          N/A
123        Yes                  0.02%            0.01%           0.0313%          N/A
127        Yes                  0.02%            0.01%           0.0313%          N/A
128        Yes                  0.02%            0.01%           0.0313%          N/A
129        Yes                  0.02%            0.01%           0.0313%          N/A
132        Yes                  0.02%            0.01%           0.0313%          N/A
133        Yes                  0.02%            0.01%           0.0313%          N/A
136        Yes                  0.02%            0.01%           0.0313%          N/A
139        Yes                  0.02%            0.01%           0.0313%          N/A
141        Yes                  0.02%            0.01%           0.0313%          N/A
146        Yes                  0.02%            0.01%           0.0313%          N/A
148        Yes                  0.02%            0.01%           0.0613%          N/A
152        Yes                  0.02%            0.01%           0.0313%          N/A
153        Yes                  0.02%            0.01%           0.0313%          N/A
154        Yes                  0.02%            0.01%           0.0313%          N/A
156        Yes                  0.02%            0.01%           0.0313%          N/A
159        Yes                  0.02%            0.01%           0.0313%          N/A
160        Yes                  0.02%            0.01%           0.0313%          N/A
161        Yes                  0.02%            0.01%           0.0313%          N/A
162        Yes                  0.02%            0.01%           0.0313%          N/A
163        Yes                  0.02%            0.01%           0.0313%          N/A
165        Yes                  0.02%            0.01%           0.0313%          N/A
167        Yes                  0.02%            0.01%           0.0313%          N/A
168        Yes                  0.02%            0.01%           0.0313%          N/A
169        Yes                  0.02%            0.01%           0.0313%          N/A
170        Yes                  0.02%            0.01%           0.0313%          N/A
171        Yes                  0.02%            0.01%           0.0313%          N/A
172        Yes                  0.02%            0.01%           0.0313%          N/A
173        Yes                  0.02%            0.01%           0.0313%          N/A
174        Yes                  0.02%            0.01%           0.0313%          N/A
175        Yes                  0.02%            0.01%           0.0313%          N/A
176         No                  0.02%            0.01%           0.0313%          N/A
177        Yes                  0.10%            0.01%           0.1113%          N/A
178        Yes                  0.02%            0.01%           0.0313%          N/A
180        Yes                  0.07%            0.01%           0.0813%          N/A
181        Yes                  0.02%            0.01%           0.0313%      $40,000
182        Yes                  0.02%            0.01%           0.0313%          N/A
183        Yes                  0.02%            0.01%           0.0313%          N/A
186        Yes                  0.02%            0.01%           0.0313%          N/A
187         No                  0.02%            0.01%           0.0313%          N/A
189         No                  0.02%            0.01%           0.0313%          N/A
190        Yes                  0.02%            0.01%           0.0313%          N/A
191        Yes                  0.02%            0.01%           0.0313%          N/A
192        Yes                  0.02%            0.01%           0.0313%          N/A
193        Yes                  0.02%            0.01%           0.0313%          N/A
194        Yes                  0.07%            0.01%           0.0813%          N/A
195        Yes                  0.02%            0.01%           0.0313%          N/A
196        Yes                  0.02%            0.01%           0.0313%          N/A
197        Yes                  0.02%            0.01%           0.0313%          N/A
199        Yes                  0.02%            0.01%           0.0313%          N/A
200         No                  0.02%            0.01%           0.0313%          N/A
201        Yes                  0.02%            0.01%           0.0313%          N/A
203        Yes                  0.02%            0.01%           0.0313%          N/A
205        Yes                  0.02%            0.01%           0.0313%          N/A
206        Yes                  0.02%            0.01%           0.0313%          N/A
207        Yes                  0.02%            0.01%           0.0313%          N/A
208         No                  0.02%            0.01%           0.0313%          N/A
209        Yes                  0.02%            0.01%           0.0313%          N/A
210        Yes                  0.10%            0.01%           0.1113%          N/A
211        Yes                  0.02%            0.01%           0.0313%          N/A
212        Yes                  0.02%            0.01%           0.0313%          N/A
213        Yes                  0.02%            0.01%           0.0313%          N/A
214        Yes                  0.02%            0.01%           0.0313%          N/A
217         No                  0.02%            0.00%           0.0313%          N/A
218        Yes                  0.02%            0.00%           0.0313%          N/A
219        Yes                  0.02%            0.00%           0.0313%          N/A
221         No                  0.02%            0.00%           0.0313%          N/A
222         No                  0.02%            0.00%           0.0313%          N/A
223         No                  0.02%            0.00%           0.0313%          N/A
224        Yes                  0.02%            0.00%           0.0313%          N/A
225        Yes                  0.02%            0.00%           0.0313%          N/A
226         No                  0.02%            0.00%           0.0313%          N/A
227         No                  0.02%            0.00%           0.0313%          N/A
228         No                  0.02%            0.00%           0.0313%          N/A

                                                                  SCHEDULE III

                   MORTGAGE LOANS CONSTITUTING MORTGAGE GROUPS

      1.    BECO Park at Forbes Center - BRIT I
            BECO Park at Forbes Center - BRIT II
            BECO Park at Forbes Center - BRIT III

      2.    Valwood Industrial Portfolio
            Valwood Building 37

      3.    127 West 96th St. Loan 1
            127 West 96th St. Loan 2

                                                                   SCHEDULE IV

                         MORTGAGE LOANS WITH LOST NOTES

                                      None

                                                                    SCHEDULE V

                             EXCEPTIONS TO SELLER'S
                         REPRESENTATIONS AND WARRANTIES

            Reference is made to the Representations and Warranties set forth in Exhibit A attached hereto corresponding to the paragraph numbers set forth below:

Exception to paragraph (i)
Time Warner Retail
Lehman Brothers Holdings Inc. owns 50% of the Time Warner Mortgage Loan.

Exception to paragraph (vii)
127 West 96th St. Loan 2
The Mortgaged Property is subject to a first priority Assignment of Leases made by the borrower in favor of the lender under the 127 West 96th St. Loan 1 Mortgage Loan. However, both Loan 1 and Loan 2 have the same borrower and lender, and both loans are part of the mortgage pool.

Exception to paragraphs (x) and (xiii)
127 West 96th St. Loan 2
The Mortgage is a valid and enforceable second lien on the Mortgaged Property, provided that the 127 West 96th St. Loan 1 Mortgage Loan secured by the first lien is also part of the mortgage pool.

Exception to paragraph (xviii)
Time Warner Retail
Lehman Brothers Holdings Inc. owns 50% of the Time Warner Mortgage Loan.

Exception to paragraph (xxiii)
421 West 57th St.
The insurance certificate does not name the lender under the Mortgage Loan as a named or additional insured.

Exception to paragraph (xxviii)
Time Warner Retail
A majority interest in the Borrower can be directly or indirectly transferred or sold without the consent of the lender, provided that, following such transfer, certain person already holding indirect interests in the Borrower owns 12.5% or more of the membership interests in and controls managing members of the Borrower and, provided further that, prior to such transfer to persons other than those certain persons already holding indirect interests in the Borrower, the applicable rating agencies must approve such transfer and a substantive non-consolidation opinion must be provided by outside counsel reasonably acceptable to the lender and the applicable rating agencies, and such opinion must be in form, scope and substance reasonably acceptable to the lender and the applicable rating agencies.

Exception to paragraph (xxxvii)
Promenade Shopping Center
The borrowers are not single-purpose entities. However, all borrowers must transfer their interests in the Mortgaged Property to a single-purpose entity under the terms of the Mortgage Loan Documents on or prior to January 15, 2006.

Metro Business Park
The borrower is not a single-purpose entity. The Mortgage Loan is fully recourse until the Mortgaged Property is transferred to a single-purpose entity under the terms of the Mortgage Loan Documents on or prior to November 14, 2004. However, failure to transfer to a single-purpose entity by such date does not constitute an event of default under the Mortgage Loan Documents.

Exception to paragraph (xlix)
Valwood Industrial Portfolio and Valwood Building 37
To the extent the borrower otherwise qualifies for a partial release or defeasance, the borrower may use the insurance proceeds to undertake a defeasance and thereby obtain a partial release of the damaged property.

Exception to paragraph (lv)
127 West 96th St. Loan 1, 127 West 96th St. Loan 2, 482 E. 9th Street Brooklyn, 101 Juniper Drive East and 3526 N. Cascade Avenue C
The borrower is not liable for (i) the misapplication or misappropriation of rents, insurance proceeds or condemnation awards, (ii) any willful act of material waste, and (iii) fraud by the related borrower.

14-16 E. 17th Street, 31-33 Mercer St., 3810 Greystone Ave. Br., 1300
Parkwood Office Building, AT&T Consumer Services Headquarters and 421 West
57th St.
The borrower is not liable for (i) the misapplication or misappropriation of rents, insurance proceeds or condemnation awards, (ii) any willful act of material waste, (iii) any breach of the environmental covenants contained in the related Mortgage Loan Documents and (iv) fraud by the related borrower.

33 Claroma St. Saint C
The borrower's liability does not specifically cover "any willful act of material waste", although the borrower is liable for willful misconduct.

Exception to paragraph (lvi)
1300 Parkwood Office Building, Pershing Park Plaza and AT&T Consumer Services Headquarters
The Anticipated Repayment Date is five years after the origination of the Mortgage Loan.

                                                                       EXHIBIT A

                    REPRESENTATIONS AND WARRANTIES OF SELLER
                          REGARDING THE MORTGAGE LOANS

            (i) Immediately prior to the sale, transfer and assignment to the Depositor, no Note or Mortgage was subject to any assignment (other than assignments which show a complete chain of assignment to the Seller), participation or pledge, and the Seller had good and marketable title to, and was the sole owner of, the related Mortgage Loan;

            (ii) RESERVED.

            (iii) The Seller has full right and authority to sell, assign and transfer such Mortgage Loan and the assignment to the Depositor constitutes a legal, valid and binding assignment of such Mortgage Loan;

            (iv) The Seller is transferring such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan;

            (v) As of origination, to Seller's knowledge, based on the related Borrower's representations and covenants in the related Mortgage Loan Documents, the Borrower, lessee and/or operator was in possession of all licenses, permits, and authorizations then required for use of the Mortgaged Property which were valid and in full force and effect as of the origination date;

            (vi) Each related Note, Mortgage, Assignment of Leases (if any) and other agreement executed by or for the benefit of the related Borrower, any guarantor or their successors or assigns in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Borrower, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and there is no valid offset, defense, counterclaim, or right of rescission available to the related Borrower with respect to such Note, Mortgage, Assignment of Leases and other agreements, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

            (vii) Each related Assignment of Leases creates a valid first priority collateral assignment of, or a valid first priority lien or security interest in, certain rights under the related lease or leases, subject only to a license granted to the related Borrower to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); no person other than the related Borrower owns any interest in any payments due under such lease or leases that is superior to or of equal priority with the lender's interest therein;

            (viii) Each related assignment of Mortgage from the Seller to the Depositor and related assignment of the Assignment of Leases, if any, or assignment of any other agreement executed by or for the benefit of the related Borrower, any guarantor or their successors or assigns in connection with such Mortgage Loan from the Seller to the Depositor constitutes the legal, valid and binding assignment from the Seller to the Depositor, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

            (ix) Since origination (A) except as set forth in the related mortgage file, such Mortgage Loan has not been modified, altered, satisfied, canceled, subordinated or rescinded and (B) each related Mortgaged Property has not been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage;

            (x) Each related Mortgage is a valid and enforceable first lien on the related Mortgaged Property (subject to Permitted Encumbrances (as defined below)), except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and such Mortgaged Property is free and clear of any mechanics' and materialmen's liens which are prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender's title insurance policy (as described below). A UCC Financing Statement has been filed and/or recorded (or sent for filing or recording) in all places necessary to perfect a valid security interest in the personal property necessary to operate the Mortgaged Property; any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid and enforceable lien on property described therein, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

            (xi) The Seller has not taken any action that would cause the representations and warranties made by the related Borrower in the related Mortgage Loan Documents not to be true;

            (xii) The Seller has no knowledge that the material representations and warranties made by the related Borrower in the related Mortgage Loan Documents are not true in any material respect;

            (xiii) The lien of each related Mortgage is a first priority lien on the fee and/or leasehold interest of the related Borrower in the principal amount of such Mortgage Loan or allocated loan amount of the portions of the Mortgaged Property covered thereby (as set forth in the related Mortgage) after all advances of principal and is insured by an ALTA lender's title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, insuring the Seller and its successors and assigns as to such lien, subject only to (A) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet delinquent or accruing interest or penalties, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the Borrower's ability to pay its obligations when they become due or the value of the Mortgaged Property and (C) the exceptions (general and specific) and exclusions set forth in such policy, none of which, individually or in the aggregate, materially interferes with the current general use of the Mortgaged Property or materially interferes with the security intended to be provided by such Mortgage or with the related Borrower's ability to pay its obligations when they become due or the value of the Mortgaged Property (items
(A), (B) and (C) collectively, "Permitted Encumbrances"); the premium for such policy was paid in full; such policy (or if it is yet to be issued, the coverage to be afforded thereby) is issued by a title insurance company licensed to issue policies in the state in which the related Mortgaged Property is located (unless such state is Iowa) and is assignable (with the related Mortgage Loan) to the Depositor and the Trustee without the consent of or any notification to the insurer, and is in full force and effect upon the consummation of the transactions contemplated by this Agreement; no claims have been made under such policy and the Seller has not undertaken any action or omitted to take any action, and has no knowledge of any such act or omission, which would impair or diminish the coverage of such policy;

            (xiv) The proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and no future advances have been made which are not reflected in the related mortgage file;

            (xv) Except as set forth in a property inspection report or engineering report prepared in connection with the origination of the Mortgage Loan, as of the later of the date of origination of such Mortgage Loan or the most recent inspection of the related Mortgaged Property by the Seller, as applicable, and to the knowledge of Seller as of the date hereof, each related Mortgaged Property is free of any material damage that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan (normal wear and tear excepted) or reserves have been established to cover the costs to remediate such damage and, as of the closing date for each Mortgage Loan and, to the Seller's knowledge, as of the date hereof, there is no proceeding pending for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the use or value of the Mortgaged Property;

            (xvi) The Seller has inspected or caused to be inspected each related Mortgaged Property within the past twelve months, or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within three months of origination of the Mortgage Loan;

            (xvii) No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature other than the ARD Loans which may have negative amortization from and after the Anticipated Repayment Date;

            (xviii) Each Mortgage Loan is a whole loan and contains no equity participation by Seller;

            (xix) The Mortgage Rate (exclusive of any default interest, late charges, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury. Except to the extent any noncompliance did not materially and adversely affect the value of the related Mortgaged Property, the security provided by the Mortgage or the related Borrower's operations at the related Mortgaged Property, any and all other requirements of any federal, state or local laws, including, without limitation, truth-in-lending, real estate settlement procedures, equal credit opportunity or disclosure laws, applicable to such Mortgage Loan have been complied with as of the date of origination of such Mortgage Loan;

            (xx) Neither the Seller nor to the Seller's knowledge, any originator, committed any fraudulent acts during the origination process of any Mortgage Loan, and no other person has been granted or conveyed the right to service the Mortgage Loans or receive any consideration in connection therewith, except as provided in the Pooling and Servicing Agreement or any permitted subservicing agreements;

            (xxi) All taxes and governmental assessments that became due and owing prior to the date hereof with respect to each related Mortgaged Property and that are or may become a lien of priority equal to or higher than the lien of the related Mortgage have been paid or an escrow of funds has been established and such escrow (including all escrow payments required to be made prior to the delinquency of such taxes and assessments) is sufficient to cover the payment of such taxes and assessments; (xxii) All escrow deposits and payments required pursuant to each Mortgage Loan are in the possession, or under the control, of the Seller or its agent and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith and all such escrows and deposits are being conveyed by the Seller to the Depositor and identified as such with appropriate detail;

            (xxiii) Each related Mortgaged Property is insured by a fire and extended perils insurance policy, issued by an insurer meeting the requirements of the Pooling and Servicing Agreement, in an amount not less than the lesser of the principal amount of the related Mortgage Loan and the replacement cost (with no deduction for physical depreciation) and not less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the related Mortgaged Property; each related Mortgaged Property is also covered by business interruption or rental loss insurance which covers a period of not less than 12 months and comprehensive general liability insurance in amounts generally required by prudent commercial mortgage lenders for similar properties; all premiums on such insurance policies required to be paid as of the date hereof have been paid; such insurance policies require prior notice to the insured of termination or cancellation, and no such notice has been received by the Seller; such insurance names the lender under the Mortgage Loan and its successors and assigns as a named or additional insured; each related Mortgage Loan obligates the related Borrower to maintain all such insurance and, at such Borrower's failure to do so, authorizes the lender to maintain such insurance at the Borrower's cost and expense and to seek reimbursement therefor from such Borrower;

            (xxiv) There is no monetary default, breach, violation or event of acceleration existing under the related Mortgage Loan; and, to the Seller's knowledge, there is no (A) non-monetary default, breach, violation or event of acceleration existing under the related Mortgage Loan or (B) event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would and does constitute a default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either (A) or (B) materially and adversely affects the use or value of the Mortgage Loan or the related Mortgaged Property; provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation or warranty made by the Seller in any of the other paragraphs of this Exhibit A; and provided, further that a breach by the Borrower of any representation or warranty contained in any Mortgage Loan Document shall not constitute a non-monetary default, breach, violation or event of acceleration for purposes of this representation and warranty if the subject matter of such representation or warranty contained in any Mortgage Loan Document is also covered by any other representation or warranty made by the Seller in this Exhibit A;

            (xxv) No Mortgage Loan has been more than 30 days delinquent in making required payments since origination and as of the Cut-off Date no Mortgage Loan is 30 or more days delinquent in making required payments;

            (xxvi) (A) Each related Mortgage contains provisions so as to render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security, including realization by judicial or, if applicable, non-judicial foreclosure or, subject to applicable state law requirements, appointment of a receiver, and (B) there is no exemption available to the Borrower which would interfere with such right to foreclose, except, in the case of either (A) or (B) as the enforcement of the Mortgage may be limited by bankruptcy, insolvency, reorganization, moratorium, redemption or other laws affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). To the Seller's knowledge, no Borrower is a debtor in a state or federal bankruptcy or insolvency proceeding;

            (xxvii) At origination, each Borrower represented and warranted in all material respects that to its knowledge, except as set forth in certain environmental reports and, except as commonly used in the operation and maintenance of properties of similar kind and nature to the Mortgaged Property, in accordance with prudent management practices and applicable law, and in a manner that does not result in any contamination of the Mortgaged Property, it has not used, caused or permitted to exist and will not use, cause or permit to exist on the related Mortgaged Property any hazardous materials in any manner which violates federal, state or local laws, ordinances, regulations, orders, directives or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of hazardous materials or other environmental laws; the related Borrower or an affiliate thereof agreed to indemnify, defend and hold the mortgagee and its successors and assigns harmless from and against losses, liabilities, damages, injuries, penalties, fines, expenses, and claims of any kind whatsoever (including attorneys' fees and costs) paid, incurred or suffered by, or asserted against, any such party resulting from a breach of the foregoing representations, warranties or covenants given by the Borrower in connection with such Mortgage Loan. A Phase I environmental report and, with respect to certain Mortgage Loans, a Phase II environmental report, was conducted by a reputable environmental consulting firm in connection with such Mortgage Loan, which report did not indicate any material non-compliance with applicable environmental laws or material existence of hazardous materials or, if any material non-compliance or material existence of hazardous materials was indicated in any such report, then at least one of the following statements is true: (A) funds reasonably estimated to be sufficient to cover the cost to cure any material non-compliance with applicable environmental laws or material existence of hazardous materials have been escrowed by the related Borrower and held by the related mortgagee; (B) an operations or maintenance plan has been required to be obtained by the related Borrower; (C) the environmental condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof; (D) a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as "closed"); (E) such conditions or circumstances identified in the Phase I environmental report were investigated further and based upon such additional investigation, an environmental consultant recommended no further investigation or remediation; (F) a party with financial resources reasonably estimated to be adequate to cure the condition or circumstance provided a guaranty or indemnity to the related Borrower to cover the costs of any required investigation, testing, monitoring or remediation; (G) the expenditure of funds reasonably estimated to be necessary to effect such remediation is not greater than two percent (2%) of the outstanding principal balance of the related Mortgage Loan; or (H) a lender's environmental insurance policy was obtained and is a part of the related mortgage file. Notwithstanding the preceding sentence, with respect to certain Mortgage Loans with an original principal balance of less than $3,000,000, no environmental report may have been obtained, but (in such cases where a Phase I environmental report was not obtained) a lender's secured creditor impairment environmental insurance policy was obtained with respect to each such Mortgage Loan and is a part of the related mortgage file. Each of such environmental insurance policies is in full force and effect, the premiums for such policies have been paid in full and the Trustee is named as an insured under each of such policies. To the best of the Seller's knowledge, in reliance on such environmental reports and except as set forth in such environmental reports, each Mortgaged Property is in material compliance with all applicable federal, state and local environmental laws, and to the best of the Seller's knowledge, no notice of violation of such laws has been issued by any governmental agency or authority, except, in all cases, as indicated in such environmental reports or other documents previously provided to the Rating Agencies; and the Seller has not taken any action which would cause the Mortgaged Property to not be in compliance with all federal, state and local environmental laws pertaining to environmental hazards;

            (xxviii) (1) Each Mortgage Loan contains provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (and the Mortgage requires the mortgagor to pay all fees and expenses associated with obtaining such consent), the related Mortgaged Property is directly or indirectly transferred or sold, and (2) except with respect to transfers of certain interests in the related Borrower to persons already holding interests in the Borrower, their family members, affiliated companies and other estate planning related transfers that satisfy certain criteria specified in the related Mortgage (which criteria is consistent with the practices of prudent commercial mortgage lenders), each Mortgage Loan with a Stated Principal Balance of over $20,000,000 also contains the provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage, (and the Mortgage requires the mortgagor to pay all fees and expenses associated with obtaining such consent) a majority interest in the related Borrower is directly or indirectly transferred or sold;

            (xxix) All improvements included in the related appraisal are within the boundaries of the related Mortgaged Property, except for encroachments onto adjoining parcels for which the Seller has obtained title insurance against losses arising therefrom or that do not materially and adversely affect the use or value of such Mortgaged Property. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value of such Mortgaged Property, the security provided by the Mortgage or the related Borrower's operations at the Mortgaged Property;

            (xxx) The information pertaining to the Mortgage Loans which is set forth in the mortgage loan schedule attached as an exhibit to this Agreement is complete and accurate in all material respects as of the dates of the information set forth therein (or, if not set forth therein, as of the Cut-Off
Date);

            (xxxi) With respect to any Mortgage Loan where all or a material portion of the estate of the related Borrower therein is a leasehold estate, and the related Mortgage does not also encumber the related lessor's fee interest in such Mortgaged Property, based upon the terms of the ground lease and any estoppel received from the ground lessor, the Seller represents and warrants that:

            (A) The ground lease or a memorandum regarding such ground lease has been duly recorded. The ground lease permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would adversely affect the security provided by the related Mortgage. To the Seller's best knowledge, there has been no material change in the terms of the ground lease since its recordation, except by any written instruments which are included in the related mortgage file;

            (B) The lessor under such ground lease has agreed in a writing included in the related mortgage file that the ground lease may not be amended, modified, canceled or terminated without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns;

            (C) The ground lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by the lender) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan;

            (D) Based on the title insurance policy (or binding commitment therefor) obtained by the Seller, the ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, subject to Permitted Encumbrances and liens that encumber the ground lessor's fee interest;

            (E) The ground lease is assignable to the lender under the ground lease and its assigns without the consent of the lessor thereunder;

            (F) As of the Closing Date, the ground lease is in full force and effect, and the Seller has no actual knowledge that any default beyond applicable notice and grace periods has occurred or that there is any existing condition which, but for the passage of time or giving of notice, would result in a default under the terms of the ground lease;

            (G) The ground lease or an ancillary agreement between the lessor and the lessee, which is part of the Mortgage File, requires the lessor to give notice of any default by the lessee to the lender;

            (H) A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the ground lease through legal proceedings, or to take other action so long as the lender is proceeding diligently) to cure any default under the ground lease which is curable after the receipt of notice of any default, before the lessor may terminate the ground lease. All rights of the lender under the ground lease and the related Mortgage (insofar as it relates to the ground lease) may be exercised by or on behalf of the lender;

            (I) The ground lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by an institutional investor. The lessor is not permitted to disturb the possession, interest or quiet enjoyment of any subtenant of the lessee in the relevant portion of the Mortgaged Property subject to the ground lease for any reason, or in any manner, which would adversely affect the security provided by the related Mortgage;

            (J) Under the terms of the ground lease and the related Mortgage, any related insurance proceeds or condemnation award (other than in respect of a total or substantially total loss or taking) will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest, except that in the case of condemnation awards, the ground lessor may be entitled to a portion of such award;

            (K) Under the terms of the ground lease and the related Mortgage, any related insurance proceeds, or condemnation award in respect of a total or substantially total loss or taking of the related Mortgaged Property will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest (except as provided by applicable law or in cases where a different allocation would not be viewed as commercially unreasonable by any institutional investor, taking into account the relative duration of the ground lease and the related Mortgage and the ratio of the market value of the related Mortgaged Property to the outstanding principal balance of such Mortgage
      Loan). Until the principal balance and accrued interest are paid in full, neither the lessee nor the lessor under the ground lease will have an option to terminate or modify the ground lease without the prior written consent of the lender as a result of any casualty or partial condemnation, except to provide for an abatement of the rent; and

            (L) Provided that the lender cures any defaults which are susceptible to being cured, the lessor has agreed to enter into a new lease upon termination of the ground lease for any reason, including rejection of the ground lease in a bankruptcy proceeding;

            (xxxii) With respect to any Mortgage Loan where all or a material portion of the estate of the related Borrower therein is a leasehold estate, but the related Mortgage also encumbers the related lessor's fee interest in such Mortgaged Property: (A) such lien on the related fee interest is evidenced by the related Mortgage, (B) such Mortgage does not by its terms provide that it will be subordinated to the lien of any other mortgage or encumbrance upon such fee interest, (C) upon the occurrence of a default under the terms of such Mortgage by the related Borrower, any right of the related lessor to receive notice of, and to cure, such default granted to such lessor under any agreement binding upon the Seller would not be considered commercially unreasonable in any material respect by prudent commercial mortgage lenders, (D) the related lessor has agreed in a writing included in the related mortgage file that the related ground lease may not be amended or modified without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns, and (E) the related ground lease is in full force and effect, and the Seller has no actual knowledge that any default beyond applicable notice and grace periods has occurred or that there is any existing condition which, but for the passage of time or giving of notice, would result in a default under the terms of such ground lease;

            (xxxiii) With respect to Mortgage Loans that are cross-collateralized or cross-defaulted, all other loans that are cross-collateralized or cross-defaulted with such Mortgage Loans are being transferred to the Depositor hereunder;

            (xxxiv) Neither Seller nor any affiliate thereof has any obligation to make any capital contribution to any Borrower under a Mortgage Loan, other than contributions made on or prior to the date hereof;

            (xxxv) (A) The Mortgage Loan is directly secured by a Mortgage on a commercial property or multifamily residential property, and (B) the fair market value of such real property, as evidenced by an appraisal satisfying the requirements of FIRREA conducted within 12 months of the origination of the Mortgage Loan, was at least equal to 80% of the principal amount of the Mortgage Loan (1) at origination (or if the Mortgage Loan has been modified in a manner that constituted a deemed exchange under Section 1001 of the Code at a time when the Mortgage Loan was not in default or default with respect thereto was not reasonably foreseeable, the date of the last such modification) or (2) at the date hereof; provided that the fair market value of the real property must first be reduced by (X) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (Y) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in (1) and (2) shall be made on an aggregated basis);

            (xxxvi) There are no subordinate mortgages encumbering the related Mortgaged Property, nor are there any preferred equity interests held by the Seller or any mezzanine debt related to such Mortgaged Property, except as set forth in the Prospectus Supplement, this Exhibit A or in the Exception Report to this Agreement;

            (xxxvii) The Mortgage Loan Documents executed in connection with each Mortgage Loan having an original principal balance in excess of $4,000,000 require that the related Borrower be a single-purpose entity (for this purpose, "single-purpose entity" shall mean an entity, other than an individual, having organizational documents which provide substantially to the effect that it is formed or organized solely for the purpose of owning and operating one or more Mortgaged Properties, is prohibited from engaging in any business unrelated to such property and the related Mortgage Loan, does not have any assets other than those related to its interest in the related Mortgaged Property or its financing, or any indebtedness other than as permitted under the related Mortgage Loan);

            (xxxviii) Each Mortgage Loan prohibits the related Borrower from mortgaging or otherwise encumbering the Mortgaged Property without the prior written consent of the mortgagee or the satisfaction of debt service coverage or similar criteria specified therein and, except in connection with trade debt and equipment financings in the ordinary course of Borrower's business, from carrying any additional indebtedness, except, in each case, liens contested in accordance with the terms of the Mortgage Loans or, with respect to each Mortgage Loan having an original principal balance of less than $4,000,000, any unsecured debt;

            (xxxix) Each Borrower covenants in the Mortgage Loan Documents that it shall remain in material compliance with all material licenses, permits and other legal requirements necessary and required to conduct its business;

            (xl) Each Mortgaged Property (A) is located on or adjacent to a dedicated road, or has access to an irrevocable easement permitting ingress and egress, (B) is served by public utilities and services generally available in the surrounding community or otherwise appropriate for the use in which the Mortgaged Property is currently being utilized, and (C) constitutes one or more separate tax parcels or is covered by an endorsement with respect to the matters described in (A), (B) or (C) under the related title insurance policy (or the binding commitment therefor);

            (xli) Based solely on a flood zone certification or a survey of the related Mortgaged Property, if any portion of the improvements on the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency or the Secretary of Housing and Urban Development as having special flood hazards categorized as Zone "A" or Zone "V" and flood insurance is available, the terms of the Mortgage Loan require the Borrower to maintain flood insurance, or at such Borrower's failure to do so, authorizes the Lender to maintain such insurance at the cost and expense of the Borrower;

            (xlii) To the knowledge of the Seller, with respect to each Mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with applicable law or may be substituted in accordance with applicable law by the related mortgagee, and except in connection with a trustee's sale after a default by the related Borrower, no fees are payable to such trustee;

            (xliii) RESERVED.

            (xliv) Except as disclosed in the Exception Report to this Agreement, to the knowledge of the Seller as of the date hereof, there was no pending action, suit or proceeding, arbitration or governmental investigation against any Borrower or Mortgaged Property, an adverse outcome of which would materially and adversely affect such Borrower's ability to perform under the related Mortgage Loan;

            (xlv) No advance of funds has been made by the Seller to the related Borrower (other than mezzanine debt and the acquisition of preferred equity interests by the preferred equity interest holder, as disclosed in the Prospectus Supplement), and no funds have, to the Seller's knowledge, been received from any person other than, or on behalf of, the related Borrower, for, or on account of, payments due on the Mortgage Loan;

            (xlvi) To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Note, each holder of the Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized did not materially and adversely affect the enforceability of such Mortgage Loan;

            (xlvii) All collateral for the Mortgage Loans is being transferred as part of the Mortgage Loans;

            (xlviii) Except as disclosed in the Exception Report to this Agreement or the Prospectus Supplement with respect to the Crossed Mortgage Loans and Mortgage Loans secured by multiple Mortgaged Properties, no Mortgage Loan requires the lender to release any portion of the Mortgaged Property from the lien of the related Mortgage except upon (A) payment in full or defeasance of the related Mortgage Loan, (B) the satisfaction of certain legal and underwriting requirements that would be customary for prudent commercial mortgage lenders, (C) releases of unimproved out-parcels or (D) releases of portions of the Mortgaged Property which will not have a material adverse effect on the use or value of the collateral for the related Mortgage Loan;

            (xlix) Except as provided in paragraphs (xxxi)(J) and (K) above, any insurance proceeds in respect of a casualty loss or taking will be applied either to (A) the repair or restoration of all or part of the related Mortgaged Property, with, in the case of all casualty losses or takings in excess of a specified amount or percentage that a prudent commercial lender would deem satisfactory and acceptable, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses (except in any case where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender) or (B) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon;

            (l) Each Form UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each Form UCC-2 or UCC-3 assignment, if any, of such financing statement to the Seller was, and each Form UCC-3 assignment, if any, of such financing statement in blank which the Trustee or its designee is authorized to complete (but for the insertion of the name of the assignee and any related filing information which is not yet available to the Seller) is, in suitable form for filing in the filing office in which such financing statement was filed;

            (li) To the Seller's knowledge, (A) each commercial lease covering more than 10% (20% in the case of any Mortgage Loan having an original principal balance less than $2,500,000) of the net leaseable area of the related Mortgaged Property is in full force and effect and (B) there exists no default under any such commercial lease either by the lessee thereunder or by the related Borrower that could give rise to the termination of such lease;

            (lii) Based upon an opinion of counsel and/or other due diligence considered reasonable by prudent commercial mortgage lenders, the improvements located on or forming part of each Mortgaged Property comply with applicable zoning laws and ordinances, or constitute a legal non-conforming use or structure or, if any such improvement does not so comply, such non-compliance does not materially and adversely affect the value of the related Mortgaged Property. With respect to any Mortgage Loan with a Stated Principal Balance as of the Closing Date of over $10,000,000, if the related Mortgaged Property does not so comply, to the extent the Seller is aware of such non-compliance, it has required the related Borrower to obtain law and ordinance insurance coverage in amounts customarily required by prudent commercial mortgage lenders;

            (liii) Each Mortgage Loan constitutes a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (but without regard to the rule in Treasury Regulation Section 1.860G-2(f)(2) that treats a defective obligation as a qualified mortgage or any substantially similar successor provision) and all Prepayment Premiums and Yield Maintenance Charges constitute "customary prepayment penalties" within the meaning of Treasury Regulation Section 1.860G-1(b)(2);

            (liv) With respect to any Mortgage Loan that pursuant to the Mortgage Loan Documents can be defeased, (A) the Mortgage Loan cannot be defeased within two years after the Closing Date, (B) the Borrower can pledge only "government securities" (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended) in an amount sufficient to make all scheduled payments under the Mortgage Loan when due, (C) the Borrower is required to provide independent certified public accountant's certification that the collateral is sufficient to make such payments, (D) the loan may be required to be assumed by a single-purpose entity designated by the holder of the Mortgage Loan, (E) the Borrower is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest, (F) the Borrower is required to pay all Rating Agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant's fees and opinions of counsel, (G) with respect to any Significant Trust Mortgage Loan (as defined in the Pooling and Servicing Agreement), the Borrower is required to provide an opinion of counsel that such defeasance will not cause any REMIC created under the Pooling and Servicing Agreement to fail to qualify as a REMIC for federal or applicable state tax purposes and (H) with respect to any Significant Trust Mortgage Loan (as defined in the Pooling and Servicing Agreement), the Borrower must obtain Rating Agency confirmation from each Rating Agency that the defeasance would not result in such Rating Agency's withdrawal, downgrade or qualification of the then current rating of any class of Certificate rated by such Rating Agency;

            (lv) The Mortgage Loan Documents for each Mortgage Loan provide that the related Borrower thereunder shall be liable to the Seller for any losses incurred by the Seller due to (A) the misapplication or misappropriation of rents, insurance proceeds or condemnation awards, (B) any willful act of material waste, (C) any breach of the environmental covenants contained in the related Mortgage Loan Documents, and (D) fraud by the related Borrower; provided that, with respect to clause (C) of this sentence, an indemnification against losses related to such violations or environmental insurance shall satisfy such requirement;

            (lvi) If such Mortgage Loan is an ARD Loan, it commenced amortizing on its initial scheduled Due Date and provides that: (A) its Mortgage Rate will increase by no more than two percentage points in connection with the passage of its Anticipated Repayment Date and so long as the Mortgage Loan is an asset of the Trust Fund; (B) its Anticipated Repayment Date is not less than seven years following the origination of such Mortgage Loan; (C) no later than the related Anticipated Repayment Date, if it has not previously done so, the related Borrower is required to enter into a "lockbox agreement" whereby all revenue from the related Mortgaged Property shall be deposited directly into a designated account controlled by the Master Servicer; and (D) any cash flow from the related Mortgaged Property that is applied to amortize such Mortgage Loan following its Anticipated Repayment Date shall, to the extent such net cash flow is in excess of the Monthly Payment payable therefrom, be net of budgeted and discretionary (servicer approved) capital expenditures;

            (lvii) Except as disclosed in the Prospectus Supplement, no Mortgage Loan, and no group of Mortgage Loans made to the same Borrower and to Borrowers that are affiliates, accounted for more than 5.0% of the aggregate of the Stated Principal Balances of all of the Mortgage Loans, all the mortgage loans sold to the Depositor by KeyBank National Association ("KeyBank") pursuant to that certain Mortgage Loan Purchase Agreement dated as of December 1, 2004 between the Depositor and KeyBank, all the mortgage loans sold to the Depositor by LaSalle Bank National Association ("LaSalle") pursuant to that certain Mortgage Loan Purchase Agreement dated as of December 1, 2004 between the Depositor and LaSalle, and 50% of one co-originated mortgage loan sold to the Depositor by Lehman Brothers Holdings Inc. ("Lehman") pursuant to that certain Mortgage Loan Purchase Agreement dated as of December 1, 2004 between the Depositor and Lehman; and

            (lviii) The Seller has delivered to the Trustee or a custodian appointed thereby, with respect to each Mortgage Loan, in accordance with
Section 3 of this Agreement, a complete Mortgage File.

                                                                       EXHIBIT B

                             AFFIDAVIT OF LOST NOTE

STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF NEW YORK      )

            _________________________________, being duly sworn, deposes and says:

            1. that he is an authorized signatory of Column Financial, Inc. ("Column");

            2. that Column is the owner and holder of a mortgage loan in the original principal amount of $__________________ secured by a mortgage (the "Mortgage") on the premises known as ___________________________ located in _________________ ;

            3. (a) that Column , after having conducted a diligent investigation of its records and files, has been unable to locate the following original note and believes that said original note has been lost, misfiled, misplaced or destroyed due to a clerical error:

            a note in the original sum of $_____________ made by ____________ , to Column Financial, Inc., under date of ______________ (the "Note");

            4. that the Note is now owned and held by Column;

            5. that the Note has not been paid off, satisfied, assigned, transferred, encumbered, endorsed, pledged, hypothecated, or otherwise disposed of and that the original Note has been either lost, misfiled, misplaced or destroyed;

            6. that no other person, firm, corporation or other entity has any right, title, interest or claim in the Note except Column; and

            7. upon assignment of the Note by Column to Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor") and subsequent assignment by the Depositor to the trustee for the benefit of the holders of the Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2004-C5 (the "Trustee") (which assignment may, at the discretion of the Depositor, be made directly by Column to the Trustee) Column covenants and agrees (a) promptly to deliver to the Trustee the original Note if it is subsequently found, and (b) to indemnify and hold harmless the Trustee and its successors and assigns from and against any and all costs, expenses and monetary losses arising as a result of Column's failure to deliver said original Note to the Trustee.

                                       COLUMN FINANCIAL, INC.

                                       By:____________________________________
                                          Name:
                                          Title:

Sworn to before me
this ________ day of [___________], 2004